                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Caraustar Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 CARAUSTAR LOGO

                                                                   April 9, 2001

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Caraustar Industries, Inc. The meeting will be held on Thursday, May 10, 2001, at 10:00 A.M. at the Caraustar corporate headquarters, 3100 Joe Jerkins Boulevard, Austell, Georgia.

The primary business of the meeting will be the election of directors, consideration of a proposal to amend the Company's 1998 Key Employee Incentive Compensation Plan and the ratification of the selection of independent public accountants, as more fully explained in the enclosed proxy statement.

During the meeting, we will also report to you on the condition and performance of Caraustar and its subsidiaries, including developments during the past fiscal year. You will have an opportunity to question management on matters that affect the interest of all shareholders.

We hope to see you on May 10, 2001. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. Your vote is important. We appreciate your continued interest and support of Caraustar.

Sincerely yours,

CARAUSTAR INDUSTRIES, INC.


/S/ RUSSELL M. ROBINSON, II                          /S/ Thomas V. Brown

Russell M. Robinson, II                              Thomas V. Brown
Chairman of the Board                                President and Chief Executive Officer

     PHONE 770.948.3101     .    P.O. BOX 115    .    AUSTELL, GA 30168-0115
         3100 JOE JERKINS BOULEVARD       .       AUSTELL, GA 30106-3227
                               www.caraustar.com

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD THURSDAY, MAY 10, 2001

The Annual Meeting of Shareholders of Caraustar Industries, Inc. ("Caraustar") will be held on Thursday, May 10, 2001, at 10:00 A.M., at the Caraustar corporate headquarters, 3100 Joe Jerkins Boulevard, Austell, Georgia for the following purposes:

     1. To elect three Class III directors to serve until the 2004 Annual Meeting of Shareholders.

     2. To consider and act on a proposal to amend the Company's 1998 Key Employee Incentive Compensation Plan.

     3. To consider and act on a proposal to ratify the selection of Arthur Andersen LLP as independent public accountants to audit the books of the Company and its subsidiaries for the year ending December 31, 2001.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 22, 2001, as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ MARINAN R. MAYS
                                          Marinan R. Mays
                                          Corporate Secretary and Manager,
                                             Administrative Services

April 9, 2001

PLEASE COMPLETE AND RETURN THE ENCLOSED APPOINTMENT OF PROXY. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR APPOINTMENT OF PROXY AND VOTE YOUR OWN SHARES.

                                (Caraustar Logo)

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     The following statement, first mailed on or about April 9, 2001, is furnished in connection with the solicitation by the Board of Directors (the "Board") of Caraustar Industries, Inc. (the "Company") of proxy appointment forms to be used at the Annual Meeting of Shareholders of the Company to be held on May 10, 2001, at 10:00 A.M., at the Caraustar corporate headquarters, 3100 Joe Jerkins Boulevard, Austell, Georgia and at any adjournment or adjournments thereof.

     Please complete, date and sign the accompanying proxy appointment form and return it to ensure that your shares are voted at the meeting. You may revoke the appointment of proxy at any time before it is exercised by submitting to the Secretary of the Company written notice of revocation, a properly executed appointment of proxy of a later date, or by attending the meeting and electing to vote in person. All shares represented by valid proxy appointment forms received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will vote in favor of the election to the Board of Directors of the three Class III director nominees named in this Proxy Statement, a proposal to amend the 1998 Key Employee Incentive Compensation Plan and a proposal to ratify action taken by the Board of Directors in selecting Arthur Andersen LLP as independent public accountants to audit the books of the Company and its subsidiaries for the year ending December 31, 2001.

     The Company will bear the entire cost of preparing this Proxy Statement and of soliciting the enclosed proxy appointment forms. In addition to the solicitation of the proxies by mail, the Company will request banks, brokers and other record holders to send proxy appointment forms and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. The Company will reimburse them for their reasonable expenses in so doing. If necessary, the Company may use several of its regular employees, who will not be specially compensated, to solicit proxy appointment forms from shareholders, either personally or by telephone, telegram or special letter.

     March 22, 2001 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at such Annual Meeting and, accordingly, only record holders of the Company's Common Shares, $.10 par value (the "Common Shares") at the close of business on March 22, 2001 will be entitled to notice of and to vote at the meeting.

     The number of outstanding Common Shares entitled to vote as of the record date was 27,850,814. Each Common Share is entitled to one vote. In accordance with North Carolina law and the Company's bylaws, a majority of the outstanding Common Shares represented in person or by proxy will constitute a quorum for the election of directors, consideration of the plan amendment proposal and the ratification of the selection of accountants. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. With regard to the election of directors, votes may either be cast in favor of or withheld, and directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election. The proposals to amend the 1998 Key Employee Incentive Compensation Plan and to ratify selection of auditors will be approved if the number of votes cast for the proposal exceeds the number of votes cast against the proposal. Thus, abstentions and broker non-votes will have no effect on the outcome of the vote on the proposals.

                                SHARE OWNERSHIP

     As of March 22, 2001, the only class of voting securities the Company had issued and outstanding was its Common Shares. On that date there were 27,850,814 Common Shares outstanding. The following table sets forth the names of, and the numbers and percentages of Common Shares beneficially owned as of March 22, 2001 by: (a) each person known to the Company to own beneficially 5% or more of the Company's outstanding Common Shares; (b) each director and nominee; (c) each executive officer of the Company identified below in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group. A "beneficial owner" of Common Shares is a person who has either the voting or investment power, or both, alone or shared with others, over such Common Shares. Each of the individuals listed below possesses sole voting and investment power with respect to the shares listed opposite his or her name, unless noted otherwise.

                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                              -------------------
NAME AND ADDRESS+ OF BENEFICIAL OWNER                         NUMBER(1)   PERCENT
-------------------------------------                         ---------   -------
JP Morgan Chase & Co........................................  1,927,400     7.0%
  270 Park Avenue
  New York, New York 10017(2)
Capital Group International, Inc.(3)........................  1,660,600     6.0%
Capital Guardian Trust Company
  11100 Santa Monica Boulevard
  Los Angeles, California 90025
Thomas V. Brown(4)..........................................    234,087       *
Bob M. Prillaman............................................    166,149       *
Jimmy A. Russell............................................    146,331       *
Russell M. Robinson, II(5)..................................    115,859       *
Edward G. Schmitt...........................................     98,994
Ralph M. Holt, Jr...........................................     94,863       *
James L. Walden.............................................     90,650       *
H. Lee Thrash, III(6).......................................     88,954       *
John D. Munford.............................................     10,320       *
James H. Hance, Jr.(7)......................................     10,091       *
James E. Rogers.............................................     10,091       *
Dennis M. Love..............................................      4,505       *
Directors and Executive Officers as a group(14 persons).....  1,109,620     4.0%

---------------

 + Addresses are furnished only for each person known to the Company to own beneficially 5% or more of the Company's outstanding Common Shares.
(1) Includes the following shares subject to stock options exercisable within 60 days after March 22, 2001: Mr. Brown -- 60,332; Mr. Walden -- 50,363; Mr. Schmitt -- 31,289; Mr. Russell -- 30,004; Mr. Thrash -- 25,902; Mr.
    Prillaman -- 7,875; Mr. Robinson -- 6,000; Mr. Holt -- 6,000; Mr.
    Munford -- 6,000; Mr. Rogers -- 6,000; Mr. Hance -- 6,000; Mr.
    Love -- 3,000; Directors and Executive Officers as a group -- 258,976.
(2) Based on a Schedule 13G filed with the Company on or about February 13, 2001. JP Morgan Chase & Co. is the parent company of certain subsidiaries engaged in investment management and similar fiduciary activities that hold voting and investment power over certain of the shares reported and the right to receive and direct the receipt of dividends and sale proceeds from all shares reported. Of the shares reported, JP Morgan Chase & Co. reports sole voting power over 1,341,300, shared voting power over 483,500, sole dispositive power over 1,440,400 and shared dispositive power over 483,500.
(3) Based on a Schedule 13G or amendment thereto filed with the Company on or about February 9, 2001. Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported above. The investment management companies provide investment advisory and management services for their respective clients, which include registered investment companies and institutional accounts. Capital Group International, Inc. does not have investment power or voting power over any of the securities reported above; however, Capital Group International, Inc. may be deemed to "beneficially own" such securities within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, and Capital Guardian Trust Company may be deemed to "beneficially own" certain of these securities as the result of its service as investment manager of various institutional accounts. Both Capital Group International, Inc. and Capital Guardian Trust Company disclaim beneficial ownership of all reported securities.
(4) Includes 29,200 shares registered in the name of Mr. Brown's wife.
(5) Includes 46,890 shares registered in the name of Mr. Robinson's wife.
(6) Includes 4,434 shares held by Mr. Thrash as custodian for his children and 148 shares held in his wife's Individual Retirement Account.
(7) Includes 2,000 shares held in a family partnership, over which Mr. Hance has shared voting and investment power.
 *  Denotes ownership of less than 1% of the Company's Common Shares.

                               SHAREHOLDER RETURN

     Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Shares for the years 1996 through 2000 with (a) the cumulative total return of the S&P 400 Index and (b) the cumulative total return of the S&P Paper & Forest Products Index. All cumulative returns assume the investment of $100.00 in each of the Company's Common Shares, the S&P 400 Index and the S&P Paper & Forest Products Index on December 31, 1995 and assume the reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               AMONG CARAUSTAR INDUSTRIES, INC., S&P 400 INDEX &
       S&P PAPER & FOREST PRODUCTS INDEX FOR THE YEARS 1996 THROUGH 2000

                                                                                                           S&P PAPER & FOREST
                                                        CARAUSTAR                    S&P 400                 PRODUCTS INDEX
                                                        ---------                    -------               ------------------
12/31/95                                                 100.00                      100.00                      100.00
12/31/96                                                 169.26                      123.01                      110.62
12/31/97                                                 177.73                      161.13                      118.59
12/31/98                                                 151.90                      215.38                      120.82
12/31/99                                                 131.50                      271.10                      168.86
12/31/00                                                  54.46                      227.00                      137.92

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of 9 members and is divided into 3 classes (I, II and III). Each newly elected class of directors will serve terms of three years. The term of office for incumbent Class III directors will expire at the 2001 Annual Meeting. The incumbent Class III directors are James
H. Hance, Jr., James E. Rogers and John D. Munford. Mr. Munford is retiring from the Board effective upon the election of his successor, and Robert J. Clanin has been nominated to replace Mr. Munford.

     It is intended that the persons named in the accompanying proxy appointment form will vote only for the three nominees for Class III director, except to the extent authority to so vote is withheld with respect to one or more nominees. Although the Board does not expect that any of the nominees named will be unavailable for election, in the event of a vacancy in the slate of nominees occasioned by death or any other unexpected occurrence, it is intended that the Common Shares represented by the accompanying proxy appointment form will be voted for the election of a substitute nominee selected by the persons named in the proxy appointment form.

     During 2000 the Board of Directors held 9 meetings and on 2 occasions acted by unanimous written consent.

     The Board of Directors maintains an Audit Committee, on which Messrs. Hance, Holt (chairman) and Rogers serve. The Audit Committee reviews the results and scope of each audit, the service provided by the Company's independent accountants and related-party transactions. The Audit Committee met 4 times in 2000. Additional information regarding the Audit Committee is set forth below under "Appointment of Independent Public Accountants."

     The Board of Directors also has a Compensation and Employee Benefits Committee, on which Messrs. Love, Munford and Rogers (chairman) serve. The Compensation and Employee Benefits Committee establishes and reviews the compensation criteria and policies of the Company, and administers the Company's 1998 Key Employee Incentive Compensation Plan. The Compensation and Employee Benefits Committee met 2 times in 2000.

     The Board of Directors also has a Nominating and Corporate Governance Committee, on which Messrs. Robinson (chairman), Hance and Holt serve. The Nominating and Corporate Governance Committee recommends nominees for election to the Board of Directors and advises on other matters of organizational structure and corporate governance. The Nominating and Corporate Governance Committee was newly formed in 2000 and did not meet until 2001.

     Each director who is not an employee or former employee of the Company is being paid (in quarterly installments) an annual retainer fee of $20,000 for serving as a director. A non-executive Chairman of the Board is paid an annual retainer fee of $55,000. Under the Company's 1996 Director Equity Plan, half of these annual retainers are paid in Common Shares, and each such director receives an annual grant of options to purchase 1,000 Common Shares valued at the closing price of such shares on the last business day preceding the date of grant. The chairmen of the Audit Committee, Compensation and Employee Benefits Committee, the Nominating and Corporate Governance Committee and Executive Committee also receive an annual retainer fee of $3,500. Additionally, all directors who are not employees of the Company are paid a fee of $1,500 per meeting for attending meetings of the Board of Directors, $500 for participation in a telephonic Board meeting, $1,000 per committee meeting attended and $250 per committee meeting by telephone conference. All directors are reimbursed for ordinary and necessary out-of-pocket expenses incurred in attending meetings of the Board of Directors.

     Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (with any management directors abstaining) makes nominations for director candidates as permitted by the Company's Bylaws. The Company's Bylaws prescribe the procedure a shareholder must follow to make nominations for director candidates, as described below under "Proposals for 2002 Annual Meeting of Shareholders."

     Each continuing director and nominee's name, age, current principal occupation (which has continued for at least five years unless otherwise indicated) and the name and principal business of the corporation in which that occupation is carried on, the year each incumbent was first elected to the Board, all positions and offices presently held with the Company and directorships in other publicly held companies are set forth below. None of the following nominees or directors is related (as first cousin or closer) by blood, marriage or adoption to any other nominee, director or person who may be deemed to be an executive officer of the Company.

                               CLASS I DIRECTORS

                (Incumbents to serve until 2002 Annual Meeting)

     THOMAS V. BROWN (60), PRESIDENT AND CHIEF EXECUTIVE OFFICER, CARAUSTAR INDUSTRIES, INC. Mr. Brown has served as President of the Company since January 1991 and as its Chief Executive Officer since October 1991. He has served as a director since April 1991. Prior to joining the Company, Mr. Brown served as the Vice President and General Manager, Industrial Packaging Division, of Jefferson Smurfit Corporation, a packaging company, from October 1986 through December 1990.

     RALPH M. HOLT, JR. (69), CHAIRMAN AND CHIEF EXECUTIVE OFFICER, HOLT HOSIERY MILLS, Burlington, North Carolina, a hosiery manufacturer. Mr. Holt has been a director of the Company since April 1986, and has been the Chairman and Chief Executive Officer of Holt Hosiery Mills since 1967. Mr. Holt also serves as Vice Chairman of Mid Carolina Bank in Burlington, North Carolina.

     DENNIS M. LOVE (45), PRESIDENT AND CHIEF EXECUTIVE OFFICER, PRINTPACK INC., Atlanta, Georgia, a manufacturer and converter of flexible packaging materials. Mr. Love was appointed a director in February 1999. Mr. Love also serves as a director of AGL Resources Inc. and SunTrust Banks, Inc.

                               CLASS II DIRECTORS

                (Incumbents to serve until 2003 Annual Meeting)

     BOB M. PRILLAMAN (68), SENIOR VICE PRESIDENT (RETIRED), CARAUSTAR INDUSTRIES, INC. Mr. Prillaman served as Senior Vice President of the Company from 1980 until his retirement effective March 1, 1998 and as a director since 1980. Mr. Prillaman had been employed by the Company or its predecessors since 1969.

     RUSSELL M. ROBINSON, II (69), ATTORNEY AT LAW, ROBINSON, BRADSHAW & HINSON, P.A., Charlotte, North Carolina, a law firm. Mr. Robinson has been engaged in the private practice of law since 1956 and is a shareholder, officer and director of Robinson, Bradshaw & Hinson, P.A. Mr. Robinson has been a director of the Company since December 1992, and has served as Chairman of the Board of Directors of the Company since April 1995. Mr. Robinson also serves as a director of Cadmus Communications Corporation and Duke Energy Corporation. The firm of Robinson, Bradshaw & Hinson, P.A., of which Mr. Robinson is a shareholder, officer and director, is the Company's principal outside legal counsel. The firm performed legal services for the Company during the last fiscal year, and it is anticipated that the firm will continue to do so during the current fiscal year.

     H. LEE THRASH, III (50), VICE PRESIDENT, PLANNING AND DEVELOPMENT, AND CHIEF FINANCIAL OFFICER, CARAUSTAR INDUSTRIES, INC. Mr. Thrash has been employed by the Company since 1983 and has served as Vice President and Chief Financial Officer of the Company since 1986 and as a director since 1987.

                              CLASS III DIRECTORS

           (Nominees for election to serve until 2004 Annual Meeting)

     JAMES H. HANCE, JR. (56), VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER, BANK OF AMERICA CORPORATION, Charlotte, North Carolina, a bank holding company. Mr. Hance has served as Vice Chairman and Chief Financial Officer of Bank of America Corporation (formerly NationsBank Corporation) since October 1993, and as Chief Financial Officer since August 1988. Prior to joining NationsBank Corporation (formerly NCNB Corporation) in March 1987, Mr. Hance, a certified public accountant, spent 17 years with the public accounting firm of Price Waterhouse in Philadelphia and Charlotte. Mr. Hance is also a director of Family Dollar Stores, Inc., Lance, Inc. and Summit Properties, Inc. Mr. Hance has been a director of the Company since November 1995.

     JAMES E. ROGERS (55), PRESIDENT, SCI INVESTORS INC., Richmond, Virginia, a private equity investment firm. Mr. Rogers has been President of SCI Investors Inc. since April 1993. From 1993 to 1996, Mr. Rogers also served as Chairman of Custom Papers Group, Inc., a paper manufacturing company. From 1991 to 1993, Mr. Rogers served as President and Chief Executive Officer of Specialty Coatings International, Inc., a manufacturer of specialty paper and film products. Prior to that time, Mr. Rogers was Senior Vice President, Group Executive of James River Corporation, a paper and packaging manufacturer. Mr. Rogers has been a director of the Company since November 1993. Mr. Rogers also serves as a director of Wellman, Inc., Owens & Minor, Inc., Chesapeake Corporation and Cadmus Communications Corporation.

     ROBERT J. CLANIN (57), SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (RETIRED), UNITED PARCEL SERVICE. Mr. Clanin served as Senior Vice President and Chief Financial Officer of United Parcel Service from 1994 until his retirement on January 1, 2001. Mr. Clanin has also served as a director of United Parcel Service since 1996. Mr. Clanin also serves as chairman of the board of directors of Overseas Partners Ltd., chairman of the Georgia Council on Economic Education and as a director of the Annie E. Casey Foundation.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its executive officers and directors and any greater than 10% beneficial owners (the Company is aware of none) were complied with.

                             EXECUTIVE COMPENSATION

     Compensation Committee Report. The Company's Compensation and Employee Benefits Committee (the "Compensation Committee") considers and makes recommendations to the Board of Directors with respect to the compensation of the chief executive officer and management incentive plans, sets and adjusts salaries for the Company's other officers, and administers the Company's 1998 Key Employee Incentive Compensation Plan (the "Incentive Plan"). Set forth below is the Compensation Committee's report on its actions and policies with regard to the compensation of Thomas V. Brown, the Company's Chief Executive Officer, and the Company's executive officers generally.

COMPENSATION POLICIES

     The Compensation Committee's policies with regard to senior officer compensation are (1) to pay appropriate base salaries based on reviews of base salaries paid to executives in comparable companies and evaluations of individual responsibilities and performance, (2) to provide long-term incentives and encourage investment in the Company's shares by granting stock options and other stock-based awards, and (3) to tie compensation to Company performance through an annual incentive bonus plan. The Compensation Committee regularly reviews compensation paid to executives in other comparable companies and uses surveys produced by Hewitt Associates and the Forest Products Industry Compensation Association as its principal resources in this regard.

BASE SALARY

     Base salary is a primary component of the Company's officer compensation arrangements. Executive officer salaries are administered by the Compensation Committee to ensure they remain competitive with those of companies of comparable revenues and similar industries. As stated above, the Company periodically engages compensation consultants and surveys industry data for this purpose. Based on its review of the survey data, the Compensation Committee approved certain base salary increases for 2000 for the Company's senior officers other than Mr. Brown. Mr. Brown's base salary was kept at $567,000 and he was awarded a performance based stock grant described below.

LONG TERM INCENTIVES

     The Compensation Committee believes that share ownership by executives is important to align the interests and outlook of executives with those of the shareholders. The Company's Incentive Plan for 2000 provided for stock option and restricted share awards, the amount and mix of which are contingent upon the attainment of measurable, pre-established Company performance goals. The types of possible option awards are traditional options, which are priced at market value on the date of grant, and performance options, which are priced at 120% of market value on the date of grant. The higher the Company performs relative to its performance goals, the higher the award mix is weighted toward traditional versus performance options. In addition, a participant may elect in advance to receive up to 50% of his option award entitlement in restricted share rights. A restricted share right is the right to acquire one restricted share of common stock upon the purchase of two shares of unrestricted common stock (whether by option exercise, open market purchase or otherwise). The participant is required to hold the underlying two shares of purchased stock for a period of five years in order to retain the awarded share of restricted stock.

     During 2000, the Compensation Committee selected 110 key employees to receive stock-based awards under the Incentive Plan. The amount and mix of stock-based awards granted was determined by the extent to which the Company achieved 1999 targeted goals for economic profit. Economic profit is a measure of the after-tax operating profit of the Company, less a charge for the cost of all debt and equity capital of the Company. Based on the Company's achievement of approximately 51% of 1999 targeted economic profit, application of the option formula yielded option awards of 30.2% of base salary to participants and a mix of 50.5% traditional options and 49.5% performance options. Mr. Brown participated in the Incentive Plan on the same basis as that of all other participating executives, with the amount and mix of stock-based awards granted to him being substantially the same, in proportion to his base salary, as the amounts granted to other senior executives.

     In lieu of increasing Mr. Brown's base salary for 2000, and as an additional incentive to Mr. Brown, the Compensation Committee approved the grant to Mr. Brown of a right, exercisable for a three-year term beginning March 1, 2000, to acquire 2,000 unrestricted Common Shares in the event that the closing price of the Company's Common Shares remains at $30.00 or greater for any period of five consecutive trading days.

     As described below under "Amendment of the 1998 Key Employee Incentive Compensation Plan," the Compensation Committee has proposed, and the Board of Directors has approved, subject to shareholder approval, amendments to the Incentive Plan for years 2001 and beyond.

ANNUAL BONUS

     The Incentive Plan for 2000 provides for an annual bonus contingent on Company performance. Approximately 110 executives participated in this plan in 2000. Each year the Compensation Committee establishes a formula pursuant to which the amount of the bonuses for that year is to be determined, based on the financial performance of the company. The bonus generally is payable in cash; however, participants who own less than their specified target level of stock ownership at the time of the bonus award are required to take up to 30% of their bonus in the form of Common Shares, and participants may voluntarily elect to receive up to 50% of their bonus award in fully vested nonqualified stock options. For 2000, bonuses depended on the extent to which the Company achieved certain target levels of economic profit and a certain threshold level of earnings per share. In 2000, the Company did not achieve its minimum threshold level of earnings per share, and accordingly, no bonuses were paid under the Incentive Plan for 2000 to any participants, including Mr. Brown.

CORPORATE TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code prohibits publicly held corporations from deducting as an expense for tax purposes the amount by which compensation paid to any of the Company's chief executive officer or four other most highly compensated executive officers exceeds $1,000,000, unless such compensation qualifies as "performance-based." Although the current cash compensation levels of the Company's executives generally remain well below the $1,000,000 limit, the Compensation Committee has considered the implications of
Section 162(m) in implementing the Incentive Plan (and in proposing to amend it as described below) and intends that the stock option component of compensation payable under the Incentive Plan will qualify as "performance-based" compensation that is exempt from the Section 162(m) deduction limitations.
                                          COMPENSATION COMMITTEE:

                                          James E. Rogers, Chairman
                                          John D. Munford
                                          Dennis M. Love

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last completed fiscal year, no member of the Compensation and Employee Benefits Committee was an employee or officer of the Company.

     Summary Compensation Table. The following table sets forth information concerning the compensation for the years ended December 31, 1998, 1999 and 2000 for those persons who were, at December 31, 2000, the chief executive officer of the Company and the Company's four other most highly compensated executive officers (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL                  LONG-TERM
                                                COMPENSATION(1)         COMPENSATION AWARDS
                                               ------------------     ------------------------
                                                                      RESTRICTED    SECURITIES
                                                                        STOCK       UNDERLYING     ALL OTHER
               NAME AND                         SALARY     BONUS        AWARDS       OPTIONS      COMPENSATION
          PRINCIPAL POSITION            YEAR     ($)        ($)          ($)           (#)            ($)
          ------------------            ----   --------   -------     ----------    ----------    ------------
Thomas V. Brown,......................  2000   $567,000   $     0      $77,979(2)     19,498(3)      $6,600(4)
  President and Chief                   1999   $562,500   $     0           --        18,057(5)      $4,700(4)
  Executive Officer                     1998   $535,000   $66,875(6)   $10,017(7)     15,876(8)      $4,760(4)
Edward G. Schmitt,....................  2000   $338,333   $     0           --        14,645(9)      $4,966(10)
  Vice President                        1999   $322,500   $     0           --         9,536(5)      $3,200(10)
                                        1998   $282,533   $35,317(6)        --         9,476(11)     $3,200(10)
James L. Walden,......................  2000   $336,173   $     0           --        14,563(9)      $4,966(10)
  Vice President                        1999   $320,673   $     0           --        10,390(5)      $3,200(10)
                                        1998   $307,840   $76,960           --         7,997(12)     $3,200(10)
Jimmy A. Russell,.....................  2000   $299,120   $     0           --        12,820(9)      $4,851(10)
  Vice President                        1999   $282,287   $     0           --         8,712(5)      $3,200(10)
                                        1998   $258,120   $64,530           --         6,595(12)     $3,033(10)
H. Lee Thrash, III,...................  2000   $246,057   $     0           --        10,410(9)      $4,180(10)
  Vice President                        1999   $229,224   $     0           --         7,368(5)      $3,200(10)
                                        1998   $218,307   $54,577           --         5,626(12)     $3,200(10)

---------------

 (1) Certain amounts may have been expended by the Company that may have had value as a perquisite or personal benefit to the Named Officers. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of any Named Officer for the fiscal year reported.
 (2) This amount represents the value of 4,726 shares acquired through the exercise of restricted share rights valued at $16.50 per share. As of December 31, 2000, Mr. Brown held a total of 10,138 restricted Common Shares valued at $95,094.
 (3) This amount consists of the following: (1) traditional options, priced at 100% of market value on date of grant, to purchase 6,450 shares; (2) performance options, priced at 120% of market value on date of grant, to purchase 6,322 shares; (3) restricted share rights to acquire 4,726 shares, which were elected in lieu of 50% of the Named Officer's option entitlement; and (4) the right, exercisable for three years from the date of grant, to acquire 2,000 unrestricted Common Shares in the event that the closing price of the Company's Common Shares equals or exceeds $30.00 for any period of five consecutive trading days.
 (4) For the years 2000, 1999 and 1998, the reported amount includes $5,100, $3,200 and $3,200, respectively, in employer matching contributions under the Company's 401(k) Plan, and the balance represents the portion of term life insurance premiums paid by the Company on terms not otherwise available to all salaried employees.
 (5) Based on the extent to which the Company achieved performance goals established under the Incentive Plan, 62.5% of the options were awarded as traditional options, priced at 100% of market value on date of grant, and 37.5% were awarded as performance options, priced at 120% of market value on date of grant.
 (6) In accordance with the Incentive Plan, this Named Officer elected to receive nonqualified stock options, the amounts of which are reflected in the Securities Underlying Options column, in lieu of 50% of the cash bonus to which he was entitled.
 (7) This amount represents the value of 389 shares acquired through the exercise of restricted share rights valued at $25.75 per share.
 (8) This amount consists of the following: (1) traditional options, priced at 100% of market value on date of grant, to purchase 3,971 shares; (2) performance options, priced at 120% of market value on date of grant, to purchase 2,875 shares; (3) restricted share rights to acquire 2,581 shares; and (4) options, priced at 100% of fair market value on date of grant, to purchase 6,449 shares, which options were elected in lieu of 50% of the Named Officer's 1998 cash bonus entitlement.

 (9) Based on the extent to which the Company achieved performance goals under the Incentive Plan, 50.5% of the options were awarded as traditional options, priced at 100% of market value as date of grant, and 49.5% were awarded as performance options, priced at 120% of market value on date of grant.
(10) Amount represents employer matching contributions under the Company's 401(k) plan.
(11) This amount consists of the following: (1) traditional options, priced at 100% of market value on date of grant, to purchase 3,521 shares; (2) performance options, valued at 120% of market value on date of grant, to purchase 2,549 shares; and (3) options, priced at 100% of market value on date of grant, to purchase 3,406 shares, which options were elected in lieu of 50% of the Named Officer's 1998 cash bonus entitlement.
(12) Based on the extent to which the Company achieved performance goals established under the Incentive Plan, 58% of these options were awarded as traditional options, priced at 100% of market value on date of grant, and 42% were awarded as performance options, priced at 120% of market value on date of grant.

     Option Grants Table. The following table sets forth certain information concerning grants of stock options to the Named Officers during the year ended December 31, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                            NUMBER OF                                                         ANNUAL RATES OF STOCK
                           SECURITIES        % OF TOTAL                                      PRICE APPRECIATION FOR
                           UNDERLYING      OPTIONS GRANTED   EXERCISE OR                           OPTION TERM
                         OPTIONS GRANTED   TO EMPLOYEES IN   BASE PRICE                      -----------------------
         NAME                  (#)           FISCAL YEAR       ($/SH)      EXPIRATION DATE     5% ($)      10% ($)
         ----            ---------------   ---------------   -----------   ---------------   ----------   ----------
Thomas V. Brown........       6,450(1)           1.9%          $17.94           2010          $145,522     $368,782
                              6,322(2)           2.4%          $21.53           2010          $ 97,274     $316,104
                              4,726(3)          12.8%          $ 0.00           2005          $ 23,441     $ 51,797
                              2,000(4)           100%          $ 0.00           2003          $ 36,760     $ 42,280
Edward G. Schmitt......       7,396(1)           2.2%          $17.94           2010          $166,866     $422,870
                              7,249(2)           2.7%          $21.53           2010          $111,538     $362,454
James L. Walden........       7,354(1)           2.1%          $17.94           2010          $165,918     $420,468
                              7,209(2)           2.7%          $21.53           2010          $110,922     $360,454
Jimmy A. Russell.......       6,474(1)           1.9%          $17.94           2010          $146,064     $370,154
                              6,346(2)           2.4%          $21.53           2010          $ 97,644     $317,304
H. Lee Thrash, III.....       5,257(1)           1.5%          $17.94           2010          $118,606     $300,572
                              5,153(2)           2.0%          $21.53           2010          $ 79,288     $257,652

---------------

(1) These amounts represent the number of Common Shares underlying grants of traditional options under the Incentive Plan, priced at 100% of market value on date of grant. These options are, to the extent permitted under the Internal Revenue Code (the "Code"), intended to be incentive stock options within the meaning of Section 422 of the Code. All of these options are currently 20% vested, and will continue to vest over 4 years beginning on February 9, 2002 in annual increments of 20%.
(2) These amounts represent the number of Common Shares underlying grants of performance options under the Incentive Plan, priced at 120% of market value on the date of grant. These options are, to the extent permitted under the Code, intended to be incentive stock options within the meaning of Section 422 of the Code. All of these options are currently 20% vested, and will continue to vest over 4 years beginning on February 9, 2002 in annual increments of 20%.
(3) This amount represents restricted share rights granted on February 9, 2000 to acquire 4,726 shares. The potential realizable value columns for this grant are calculated based on $17.94, the closing price of the Company's Common Shares on the date of grant. These restricted share rights were exercised on June 8, 2000 when the price of the Common Shares was $16.50, for an actual realized value of $77,979.
(4) This amount represents the grant of a right to acquire 2,000 unrestricted shares in the event that the closing price of the Company's Common Shares equals or exceeds $30.00 for any period of five consecutive trading days. The potential realizable value columns for this grant were calculated based on $15.88, the closing price of the Company's Common Shares on the date of grant.

     Option Exercises and Year-End Value Table. The following table sets forth certain information concerning the exercise of stock options by the Named Officers during 2000 and unexercised options held as of December 31, 2000.

                      AGGREGATED OPTION EXERCISES IN LAST
                      FISCAL YEAR AND FY-END OPTION VALUE

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                           SHARES ACQUIRED     VALUE             AT FY-END (#)                 FY-END ($)(1)
                             ON EXERCISE      REALIZED    ---------------------------   ---------------------------
NAME                             (#)            ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ---------------   ----------   -----------   -------------   -----------   -------------
Thomas V. Brown..........      84,750        $1,059,375      50,798        35,326           $0             $0
                                4,726        $   77,979
Edward G. Schmitt........           0                 0      24,115        27,042           $0             $0
James L. Walden..........           0                 0      42,650        28,800           $0             $0
Jimmy A. Russell.........           0                 0      23,130        24,997           $0             $0
H. Lee Thrash, III.......           0                 0      20,348        20,556           $0             $0

---------------

(1) The fair market value used for computations in this column was $9.38, which was the closing market price of the Company's Common Shares on December 29, 2000.

     Retirement Plans. Substantially all of the Company's employees participate in a non-contributory defined benefit pension plan. The pension plan provides for retirement, disability and death benefits. Employees who retire at the normal retirement age of 65 and receive their benefits as a single life annuity are entitled to annual pension benefits generally equal to .75% of average annual compensation, multiplied by number of years of credited service. Average annual compensation is the highest average compensation received by an employee for any consecutive five-year period during the last 10 consecutive plan years of an employee's participation in the plan. Average annual compensation is defined as an employee's gross wages, excluding fringe benefits and deferred compensation (salary and bonus columns of the Summary Compensation Table less any deferred compensation included in the salary column). Prior to April 1, 2000, when the annual benefit formula was changed to the formula described above, the annual benefit was calculated as follows: 1.35% times average annual compensation, multiplied by the number of years of credited service (not greater than 33 years), less .65% of final average annual compensation (defined as average annual compensation for the last three consecutive calendar years preceding retirement, up to the taxable wage base as established by the Social Security Administration) for each year of credited service at normal retirement date (not greater than 33 years). The new formula removed the offset to social security and the 33-year service cap for all salaried and non-bargained employees covered in the plan. Benefit accruals under the old formula through March 31, 2000 were frozen and participants age 50 with 10 or more years of service became entitled to receive the greater of the benefit provided under the old formula or the new formula.

     The Company also maintains a Supplemental Executive Retirement Plan ("SERP"), which supplements the Company's pension plan benefits by providing to certain highly compensated employees the additional retirement benefits to which they otherwise would be entitled under the Company's pension plan in the absence of certain limitations imposed by the Internal Revenue Code. The additional benefits payable under the SERP will be based on the same formula as the pension plan, but without regard to the taxable wage base established by the Social Security Administration or the 33-year maximum limit on credited years of service.

     The following table shows the estimated annual benefits payable upon retirement to employees participating in the Company's non-contributory defined benefit pension plan and entitled to the greater of the benefit provided under the old formula or the new formula, as supplemented by the SERP, at specified compensation levels and years of service:

              COMBINED RETIREMENT PLANS ESTIMATED ANNUAL BENEFITS

                                              CREDITED YEARS OF SERVICE
AVERAGE ANNUAL   ------------------------------------------------------------------------------------
 COMPENSATION       10         15         20         25        30         35         40         45
--------------   --------   --------   --------   --------   -------   --------   --------   --------
   $150,000      $ 17,831   $ 26,747   $ 35,662   $ 44,578    53,494   $ 62,409   $ 71,325   $ 80,240
    200,000        24,581     36,872     49,162     61,453    73,744     86,034     98,325    110,615
    250,000        31,331     46,997     62,662     78,328    93,994    109,659    125,325    140,990
    300,000        38,081     57,122     76,162     95,203   114,244    133,284    152,325    171,365
    350,000        44,831     67,247     89,662    112,078   134,494    156,909    179,325    201,740
    400,000        51,581     77,372    103,162    128,953   154,744    180,534    206,325    232,115
    450,000        58,331     87,497    116,662    145,828   174,994    204,159    233,325    262,490
    500,000        65,081     97,622    130,162    162,703   195,244    227,784    260,325    292,865
    550,000        71,831    107,747    143,662    179,578   215,494    251,409    287,325    323,240
    600,000        78,581    117,872    157,872    196,453   235,744    275,034    314,325    353,615
    650,000        85,331    127,997    170,662    213,328   255,994    298,659    341,325    383,990

     At December 31, 2000, the estimated credited years of service and average annual compensation under the retirement plans for each of the Named Officers were as follows: Thomas V. Brown, 38 years and $619,672 (credited years of service include term of service with former employer in accordance with Mr. Brown's employment agreement); Edward G. Schmitt, 26 years and $302,972 (credited years of service include term of service with former employer); James
L. Walden, 8 years and $377,110; Jimmy A. Russell, 25 years and $315,107 and H. Lee Thrash, III, 17 years and $263,803.

     Employment Agreements. The Company entered into an employment agreement, effective January 1, 1991, with Thomas V. Brown. The employment agreement established Mr. Brown's initial annual base salary at $350,000, and provides that subsequent increases in his base salary are to be determined by the Compensation and Employee Benefits Committee. Pursuant to the employment agreement, the Company granted to Mr. Brown options to purchase 120,000 shares of Common Stock at $4.00 per share, which were to expire January 1, 2001, and which were subject to vesting at a rate of 20% per year over a five-year period. The remainder of options were exercised in full during 2000. Pursuant to the employment agreement, the Company has provided Mr. Brown with $1,000,000 in term life insurance, the initiation fee and monthly dues for a local country club, an annual $5,000 allowance for financial planning and tax preparation services and travel and accident insurance in the amount of $1,000,000.

     Mr. Brown's employment agreement runs for an indefinite term, but may be terminated by the Company or Mr. Brown with or without cause upon 60 days' prior notice. Certain terms of the agreement (i) providing for one year's severance pay to Mr. Brown in the event of his termination by the Company without cause and (ii) prohibiting Mr. Brown from competing with the Company for one year following his voluntary termination of employment with the Company expired in 1996.

     The Company entered into an employment agreement with James L. Walden on January 25, 1993 to establish Mr. Walden's compensation during the first year of his employment. Under the employment agreement, Mr. Walden's base salary for his first year of employment was set at $250,000, with future increases to be determined by the Compensation and Employee Benefits Committee. The agreement also provided Mr. Walden with a guaranteed minimum bonus of 10% of his base salary for the first year and provided that Mr. Walden was eligible for immediate participation in the 1993 Key Employees' Share Ownership Plan and the Company's Incentive Bonus Plan. Pursuant to the employment agreement, the Company granted Mr. Walden options to purchase 20,000 shares of Common Stock at $17.75, the fair market value of such shares on the date of grant. These options expire on February 5, 2003 and are subject to vesting at a rate of 20% per year over a five-year period. Options for these 20,000 shares were fully vested as of February 5, 1998, and 4,000 have been exercised to date. Under the agreement, the Company also has provided Mr. Walden with term life insurance in an amount equal to two times his annual base salary, travel and accident insurance in the amount of $500,000, an annual $5,000 allowance for financial planning and tax preparation services and an allowance for local country club dues of up to $3,000 per year.

         AMENDMENT OF THE 1998 KEY EMPLOYEE INCENTIVE COMPENSATION PLAN

     The Board of Directors has approved amendments to the Company's 1998 Key Employee Incentive Compensation Plan (the "Incentive Plan"), subject to shareholder approval, to implement new programs pursuant to which options and bonuses may be awarded and to make certain other technical changes to the Incentive Plan. These amendments will not be implemented unless the shareholders approve them.

     The following summary of the Incentive Plan is qualified in its entirety by reference to the text of the Incentive Plan, a copy of which, as proposed to be amended, is attached to this proxy statement as Appendix A.

     Purpose. The Incentive Plan was adopted by the Board to align the interests of participating key employees with the interest of Caraustar's shareholders, encourage equity ownership in the Company by participating key employees, and provide an incentive to participating key employees for continuous employment with the Company.

     Shares Available for Issuance. The Incentive Plan provides that a maximum of 3,800,000 Common Shares are authorized for issuance upon exercise of options (including incentive stock options) and restricted share rights awarded under the Incentive Plan and for the award of unrestricted Common Shares, such number being subject to adjustment for stock splits, stock dividends, and certain other types of recapitalizations. Of the additional pool of 2,200,000 shares that were reserved for issuance pursuant to shareholder approval at the 2000 Annual Meeting, a maximum of 200,000 are eligible for grants as restricted stock (issuable upon the exercise of restricted share rights). In addition, the Incentive Plan provides that on the date of each annual shareholder meeting during the term of the Incentive Plan (other than the 1998 Annual Meeting), the number of Common Shares available for issuance under the Incentive Plan will be increased by an amount equal to 6.3% of the net increase in the number of issued and outstanding Common Shares since the previous annual shareholder meeting, excluding shares issued pursuant to director or employee plans of the Company (including the Incentive Plan). In addition, the maximum number of shares available for issuance under the Incentive Plan will increase by the number of shares subject to stock options awarded as a result of participants' elections to receive such options in lieu of cash under the Original Bonus Program, as more fully discussed below. In calculating the maximum number of Common Shares issuable under the Incentive Plan, (i) Common Shares granted outright or issued as a result of the exercise of stock options shall reduce the number of shares issuable, (ii) Common Shares subject to a stock option terminated without the issuance of such shares shall again be available for issuance, but shares of restricted stock that are forfeited and shares subject to restricted share rights terminated without the issuance of such shares shall not be again available for issuance, and (iii) Common Shares received by the Company in connection with the exercise of stock options or in connection with the payment of withholding taxes shall again be available for issuance. As of March 22, 2001, a total of approximately 2,276,094 shares were available for grant under the Incentive Plan.

     Term. No awards shall be granted under the Incentive Plan after April 15, 2003.

     Administration and Participants. The Incentive Plan is administered by a committee of two or more directors, which committee currently is the Compensation and Employee Benefits Committee of the Board (the "Committee"). The Committee has full discretionary authority in interpreting the Incentive Plan. The Committee will select participants in the Incentive Plan from among the key employees of the Company who occupy responsible managerial or professional positions. In so selecting key employees to participate, the Committee will consider relevant factors, including the key employee's functions, responsibilities and the value of the employee's past and future services for the Company's profitability and sound growth. There currently are approximately 110 key management employees and 200 other key employees eligible to participate in the Incentive Plan.

     General Focus. The Committee may grant awards under the Incentive Plan in the form of stock options, restricted share rights exercisable for shares of restricted stock, Common Shares and cash. While the Committee may make discretionary awards of stock options and restricted share rights to key employees (in the case of options, up to a maximum per key employee per calendar year of options to purchase 10,000 shares), the focus of the Incentive Plan is to make awards that are contingent upon the attainment of certain measurable Company performance goals. The Incentive Plan originally had two performance award programs: a stock option program (the "Original Option Program") and a bonus award program (the "Original Bonus Program"). Under the proposed amendments to the Incentive Plan, new, simplified versions of the stock option program (the "New Option Program") and bonus award program (the "New Bonus Program") would be used for years 2001 and beyond as the basis for awarding option and bonus compensation to participants. The provisions of the Incentive Plan regarding the Original Option Program and Original Bonus Program, as described below, are being retained only to facilitate administration of outstanding and previously issued awards under the programs. Grants under the Original Option Program and Original Bonus Program were intended, and grants under the New Option Program and New Bonus Program will be intended, to qualify as "performance-based compensation" under the Code.

     New Option Program. Under the New Option Program, the Committee will select key employees to participate for each one-year option period, and will set an option target for each such participant. The Committee also will set an option performance matrix for each option period, which matrix, along with a participant's option target, will determine the participant's option period award. Under the Incentive Plan as proposed to be amended, the performance criteria the Committee may use to establish the goals for the option performance matrix include economic profit, return on net assets, return on shareholders' equity, return on assets, return on capital, earnings per share, net earnings, gross income, earnings growth, price per share and operating profit. Where applicable, the Committee may measure any of the performance criteria on a Company, division or facility level. The Committee has historically used economic profit as the primary performance criterion under the Original Option Plan. Although the Committee may use any of the performance criteria described above under the New Option Program, the Committee currently intends to use operating profit as the primary performance criterion under the New Option Plan. Operating profit means operating income, including, when measured on a Company level, equity in income of unconsolidated affiliates. If the minimum performance goal is not met for an option period, no New Option Program awards will be made for that period. After the minimum goals are met, a participant's award for an option period will increase as the actual performance increases above the minimum.

     A participant's award under the New Option Program may be paid in incentive stock options (intended to qualify as such under Section 422 of the Code) or non-qualified options, or a combination of both, as determined by the Committee. Stock options issued under the Incentive Plan will have a vesting schedule determined by the Committee and a term of no longer than ten years, all as set forth in individual stock option agreements.

     The maximum number of Common Shares covered by options that may be granted pursuant to the Original Option Program and New Option Program cumulatively to any participant in any calendar year is 100,000.

     New Bonus Program. Under the New Bonus Program, the Committee will select key employees to participate for one-year bonus periods (each also intended to be a calendar year). Within the first ninety (90) days of each bonus period, the Committee will establish a bonus performance matrix which, along with the participant's base salary, will determine the participant's award. Like the option performance matrix, the bonus matrix will have performance criteria and minimum goals that must be reached before any award is made. The bonus performance criteria under the Original Bonus Program historically have been economic profit and earnings per share. Under the New Bonus Program, although any of the performance criteria described above may be used, the Committee currently expects to use operating profit as the primary criterion. If the performance criteria minimum goals are met, a participant will be paid a bonus equal to a certain percentage of the participant's annual base salary, with such percentage to increase as actual performance exceeds the minimum goal. The maximum bonus award payable to any participant in any calendar year under the New Bonus Program and Old Bonus Program is $1,000,000. The Committee has the discretion to determine the timing of payment of any awards earned under the New Bonus Program.

     The Incentive Plan provides for partial awards under the New Bonus Program in the event of partial participation in a bonus period but does not provide for such partial awards under the New Option Program.

     The Committee may, in its discretion, reduce or eliminate an award otherwise payable under the New Option Program or New Bonus Program.

     Original Option Program. The following discussion describes the features of the Original Option Program to the extent that they differ from the New Option Program as described above. The Original Option Program required that participants be selected within the first ninety (90) days of a one-year option period. The criteria the Committee could use in the option performance matrix under the Original Option Plan included economic profit, return on net assets, return on shareholders equity, return on assets, return on capital, earnings per share, net earnings, operating earnings and price per share. The Committee historically used economic profit as the primary performance criterion. Economic profit is a measure of the after-tax operating profit of the Company, less a charge for the cost of all debt and equity capital of the Company.

     Under the Original Option Program, a participant's award was payable in traditional stock options, performance stock options, or a combination of both, as determined by the option performance matrix. Traditional stock options have an exercise price equal to the price of a Common Share on the date of grant. Performance stock options have an exercise price equal to 120% of the share price on the date of grant. The greater the actual performance above the minimum goal for an option period, the more traditional options that were granted; the closer the actual performance to the minimum goal, the more performance options that were granted.

     Within the first ninety (90) days of the calendar year in which an award was made, a participant could elect to receive up to 50% of the value of his or her award in the form of restricted share rights to acquire restricted stock with a fair market value on the date of grant of up to $400,000. Each restricted share right allows a participant to receive one share of restricted stock upon the purchase by the participant of two (2) unrestricted Common Shares within 5 years of date of grant of the restricted share right. Restricted stock so issued had a transfer restriction period set by the Committee, which historically has been five (5) years.

     Original Bonus Program. The performance criteria that could be considered by the Committee under the Original Bonus Program were the same criteria as described above under the Original Option Program. The performance criteria for the bonus period historically have been economic profit and earnings per share. The maximum award payable under the Original Bonus Program could not exceed 100% of the participant's annual salary. Minimum performance goals were not met for 1999 and 2000 and, accordingly, no cash bonuses were paid for those years under the Original Bonus Plan.

     Within the first ninety (90) days of the bonus period to which an award related, a participant in the Original Bonus Program could elect to receive his or her award in the form of fully vested non-qualified stock options, up to a maximum of 50% of the participant's Original Bonus Program award. In addition, to the extent the participant's Common Share ownership (as defined in the Incentive Plan) was below the participant's target stock ownership level set by the Committee, the participant was required to take his or her Original Bonus Program award in the form of unrestricted Common Stock, up to a maximum of 30% of the participant's Original Bonus Program award.

     Termination of Employment. Upon the termination of a participant's employment upon death or Disability (as defined in the 1998 Incentive Plan), restricted stock awarded to the participant will become unrestricted stock, outstanding stock options awarded to a participant will become fully vested and exercisable for a period of up to one year after the date of termination (up to the original expiration date) and restricted share rights awarded to a participant will become exercisable for up to one year after the date of termination (up to the original expiration date) for unrestricted stock instead of restricted stock.

     In the event of the termination of a participant's employment because of Retirement (as defined in the Incentive Plan), outstanding restricted shares awarded to the participant will remain outstanding but continue to be restricted, provided that if the participant dies after Retirement but during a restriction period, the restrictions will lapse. With respect to outstanding stock options awarded to a Participant, upon Retirement the options will continue to remain outstanding and will not be affected by the Retirement, provided that in the event the participant dies while options awarded to him are outstanding, such options will become fully vested and exercisable for a period of up to one year after death (up until the original expiration date of the option). Upon a participant's Retirement, outstanding restricted share rights awarded to a participant will not be affected by Retirement, provided that in the event the participant dies while restricted share rights awarded to him are outstanding, such restricted share rights shall be exercisable for a period of up to one year after death (up to the original expiration date of the restricted share right) for unrestricted shares instead of restricted shares.

     In the event of termination of a participant's employment for any reason other than death, Disability or Retirement, any restricted shares awarded to the participant still subject to a restriction period will be forfeited, stock options awarded to the participant will be exercisable only for a period of 90 days after termination and only to the extent exercisable on the date of termination and unexercised restricted share rights will terminate.

     Payment of Option Exercise Price. The option price of an option may be paid in cash, Common Shares, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. In addition, the Committee may permit a participant to elect to pay the option price upon the exercise of a stock option by authorizing a third party to sell Common Shares (or a sufficient portion of the shares) acquired upon exercise of the stock option and remit to the Company a sufficient portion of the sale proceeds to pay the entire option price and any tax withholding resulting from such exercise.

     Transferability of Awards. Awards may be transferred by a participant by will or the laws of descent and distribution, and awards other than incentive stock options may be transferred by a qualified domestic relations order. In addition, at the discretion of the Committee, awards other than incentive stock options may be transferred to a participant by gift or other transfer to (i) a trust or estate in which the participant or such person's spouse, or other immediate family member or entity owned by such a person, has an exclusive interest, or (ii) the participant's spouse or other immediate family member.

     Amendment and Termination of Plan. The Committee may suspend or terminate the Incentive Plan without notice. The Committee may amend the Incentive Plan, but may not, without shareholder approval, adopt any amendment that would require approval of the shareholders pursuant to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Code (as it affects "covered employees").

     Other. The Incentive Plan provides that the Committee may elect to accelerate by individual grant agreement the vesting or exercisability of awards upon a change of control or ownership. At the discretion of the Committee, payment of any award, dividend, or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. Stock based awards will be entitled to receive dividends payable on Common Shares, subject to the Committee's discretion. The Committee intends that all stock based awards under the Incentive Plan will qualify to the extent possible for exemption from the short-swing profit rules of Section 16 under the Securities Exchange Act of 1934.

     Certain Federal Income Tax Consequences. Certain tax consequences of the Incentive Plan under current federal law are summarized in the following discussion, which deals with the general tax principles applicable to the Incentive Plan, and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

     For federal income tax purposes, the recipient of non-qualified stock options granted under the Incentive Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of non-qualified stock options the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise.

     There is no taxable income to an employee when an incentive stock option is granted to him or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of tax preference" for the optionee. Gain realized by an optionee upon sale of stock issued on exercise of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the employee must recognize ordinary income. An incentive stock option exercised more than three months after an optionee's retirement from employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

     No taxable income is realized upon the receipt of a restricted share right. A key employee to whom restricted stock pursuant to a restricted share right is issued will not have taxable income upon issuance and the Company will not then be entitled to a deduction, unless in the case of restricted stock an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by the Company, the employee will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. If an election is made under Section 83(b) with respect to restricted stock, the employee will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price therefor and the Company will be entitled to a deduction in the same amount.

     Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. It is the Company's policy generally to design the Company's compensation programs to conform with Section 162(m) so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments in excess of $1 million which qualify as "performance-based." The Company intends to comply with other requirements of the performance-based compensation exclusion under Section 162(m), including option pricing requirements and requirements governing the administration of the Incentive Plan, so that the deductibility of compensation paid to top executives thereunder is not expected to be disallowed. Shareholder approval of the amendment to the Incentive Plan is required for certain awards under the Incentive Plan, as proposed to be amended, to qualify as "performance-based" under Section 162(m).

     The table below sets forth certain information concerning grants under the Incentive Plan during the fiscal year ended December 31, 2000 to (i) each officer of the Company named in the Summary Compensation Table, (ii) all current executive officers of the Company as a group, (iii) all non-employee directors as a group and (iv) all employees other than the current executive officers as a group.

                                 PLAN BENEFITS
              UNDER 1998 KEY EMPLOYEE INCENTIVE COMPENSATION PLAN

                                                                                NUMBER OF UNITS
NAME AND POSITION                                             DOLLAR VALUE(1)       (#)(2)
-----------------                                             ---------------   ---------------
Thomas V. Brown.............................................        $0                19,498(3)
  President and Chief Executive Officer
Edward G. Schmitt...........................................        $0                14,645
  Vice President
James L. Walden.............................................        $0                14,563
  Vice President
Jimmy A. Russell............................................        $0                12,820
  Vice President
H. Lee Thrash, III..........................................        $0                10,410
  Vice President
All current executive officers as a group (7 persons).......        $0                86,670
All non-employee directors as a group (6 persons)...........        $0                     0
All employees other than current executive officers as a
  group (285 persons).......................................        $0               741,183(4)

---------------

(1) Based on the difference between the grant prices of the options reflected in the table and $8.59, the closing price of the Company's Common Stock on March 22, 2001, the dollar value of each of these grants is currently $0.
(2) Except for the amounts noted in footnotes (3) and (4), all amounts shown are awards of options to purchase Common Stock that expire in February 2010, are currently 20% vested, and will continue to vest over 4 years beginning on February 9, 2002 in annual increments of 20%. Of these amounts shown (other than as described in notes (3) and (4)), 50.5% were granted as traditional options at an exercise price equal to the then-fair market value of the Common Shares ($17.94), and 49.5% were granted as performance options at an exercise price equal to 120% of the then-fair market value of the Common Shares ($21.53).
(3) Of this amount, (i) 4,726 represents restricted share rights, which expire February 9, 2005 and which were elected by the Named Officer in lieu of 50% of the option award to which he was otherwise entitled and exercised in 2000 and (ii) 2,000 represents the right granted on March 1, 2000, exercisable for a term of three years, and to acquire 2,000 unrestricted Common Shares in the event that the closing price of the Company's Common Shares equals or exceeds $30.00 for any consecutive five day trading period.
(4) Of this amount, 708,989 represents options, all of which expire ten years from the date of grant, and 32,194 represent restricted share rights which expire February 9, 2005 and which were elected by participants in lieu of 50% of the option award to which the participant was otherwise entitled. Of the options included in this total, (i) 290,597 were granted on February 9, 2000 as traditional options (intended as incentive stock options) at $17.94, the fair market value at grant, are currently 20% vested, and will continue to vest over 4 years beginning on February 9, 2002 in annual increments of 20%; (ii) 223,238 were granted on February 9, 2000 as performance options (intended as incentive stock options) at $21.53, or 120% of fair market value at grant, are currently 20% vested, and will continue to vest over 4 years beginning on February 9, 2002 in annual increments of 20%; (iii) 6,000 were granted on June 5, 2000 (intended as incentive stock options) at $16.88, the fair market value at grant, are currently unvested, and will begin vesting at a rate of 20% per year beginning on June 5, 2001; (iv) 10,000 (half of which were intended as incentive stock options) were granted on December 29, 2000 at $9.38, the fair market value at grant, are currently unvested, and will begin vesting at a rate of 20% per year beginning on December 29, 2001; and (v) 5,000 were granted on September 28, 2000 at $11.38, the fair market value at grant, are currently unvested, and will cliff vest as of September 28, 2002.

     Approval of the proposal requires the affirmative vote of a majority of the Common Shares voted on the proposal.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

AUDIT COMMITTEE DISCLOSURE

     The Board of Directors maintains an Audit Committee comprised of three directors. The Board of Directors and the Audit Committee believe that all members of the Audit Committee are "independent directors" within the meaning of applicable NASDAQ rules.

     The Board has adopted a written Charter of the Audit Committee, a copy of which is attached as Appendix A hereto.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements as of and for the year ended December 31, 2000. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditor's independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE:

                                          Ralph M. Holt, Jr., Chairman
                                          James H. Hance, Jr.
                                          James E. Rogers

AUDIT FEES

     Aggregate fees billed by Arthur Andersen LLP for fiscal year 2000 audit services and the review of Forms 10-Q were $437,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Arthur Andersen LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

     Aggregate fees billed for all other services rendered by Arthur Andersen LLP for the fiscal year ended December 31, 2000 were $1,327,600.

     The Board, upon the recommendation of the Audit Committee, has approved the selection of the firm of Arthur Andersen LLP as independent public accountants to examine the books of the Company and its subsidiaries for the current year, to report on the consolidated statement of financial position and related statement of earnings of the Company and its subsidiaries, and to perform such other appropriate accounting services as may be required by the Board. The Board recommends that the shareholders vote in favor of ratifying and approving the selection of Arthur Andersen LLP for the purposes set forth above. The Company has been advised by Arthur Andersen LLP that the firm did not have any direct financial interest or any material indirect financial interest in the Company and its subsidiaries during the Company's most recent fiscal year.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

     Approval of the proposal requires the affirmative vote of a majority of the Common Shares voted on the proposal. Should the shareholders vote negatively, the Board of Directors will consider a change in auditors for the next year.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFYING THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE BOOKS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE CURRENT YEAR.

               PROPOSALS FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

     Shareholders who intend to present proposals at next year's annual meeting are advised that any such proposal must be received by the Secretary of the Company no later than the close of business on December 11, 2001 in order to be considered for inclusion in the Company's proxy statement and proxy appointment form relating to that meeting. Only persons who have held beneficially or of record at least $2,000 in market value, or 1% of the outstanding Common Shares, for at least one year on the date the proposal is submitted and who continue in such capacity through the meeting date are eligible to submit proposals to be considered for inclusion in the Company's proxy statement. In addition, the Company's bylaws prescribe procedures a shareholder must follow to make nominations for director candidates or propose any other business to be considered at an annual meeting. Shareholder nominations for director will be considered at an annual meeting or any other meeting at which an election is to be held if the shareholder delivers to the Secretary of the Company, not later than the close of business on the fifth business day following the date on which notice is first given to shareholders of the meeting at which such election is to be held, a notice setting forth the information specified in Section 3 of
Article III of the Company's Bylaws. Other shareholder proposals will be considered at an annual meeting if the shareholder delivers to the Secretary of the Company at its principal executive office, no less than 60 nor more than 90 days prior to the meeting, a written notice setting forth the information specified in Section 15 of Article III of the Company's bylaws. Notwithstanding the limitations described in the preceding sentence, in the event the Company's annual meeting is held on a date other than the third Wednesday in April, and public disclosure of the date of the annual meeting is made less than 70 days prior to the meeting date, a shareholder's notice of proposed business will be considered timely if received by the Company no later than the tenth day following the date of public disclosure of the meeting date. Any shareholder desiring a copy of the Company's bylaws will be furnished one without charge upon written request to the Secretary at 3100 Joe Jerkins Boulevard, Austell, Georgia, 30106.

                                 OTHER MATTERS

     The Board is not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that the Common Shares represented by the accompanying proxy appointment form will be voted by the persons named in the form in accordance with their best judgment.

     You are cordially invited to attend this year's meeting. However, whether you plan to attend the meeting or not, you are respectfully urged to sign and return the enclosed proxy appointment form, which will, of course, be returned to you at the meeting if you are present and so request.

                                          /s/ Russell M. Robinson, II
                                          Russell M. Robinson, II
                                          Chairman of the Board

                                          /s/ Thomas V. Brown
                                          Thomas V. Brown
                                          President and Chief Executive Officer

                                   APPENDIX A

                          SECOND AMENDED AND RESTATED
                           CARAUSTAR INDUSTRIES, INC.
                 1998 KEY EMPLOYEE INCENTIVE COMPENSATION PLAN

                (SECOND AMENDED AND RESTATED AS OF MAY 10, 2001)

                                   ARTICLE 1

                            PURPOSE AND TERM OF PLAN

     1.1 Purpose. The purposes of this Second Amended and Restated Caraustar Industries, Inc. 1998 Key Employee Incentive Compensation Plan (the "Plan") are to (1) align the interests of participating employees of Caraustar Industries, Inc. ("Caraustar") and its Related Companies (the "Company") with the interests of Caraustar's shareholders by reinforcing the relationship between participants' rewards and shareholder value; (2) encourage equity ownership in Caraustar by participants; and (3) provide an incentive to participants for continuous employment with the Company.

     1.2 Term. This Plan will be effective as of March 10, 1998, subject to the Plan's approval by the shareholders of Caraustar at the 1998 annual shareholders meeting. No Awards shall be exercisable or payable before such shareholder approval of the Plan. Awards shall not be granted under this Plan after April 15, 2003.

                                   ARTICLE 2

                                  DEFINITIONS

     2.1 "1993 Plan" shall mean the Caraustar Industries, Inc. 1993 Key Employees' Share Ownership Plan.

     2.2 "Award" means any form of Stock Option, Restricted Share Right, share of Common Stock or Restricted Stock or cash granted under the Plan to a Participant by the Committee.

     2.3 "Base Salary" shall have the meaning set forth in Section 9.2.

     2.4 "Bonus Formula" shall have the meaning set forth in Section 9.3(a).

     2.5 "Bonus Matrix" shall have the meaning set forth in Section 9.3.

     2.6 "Bonus Period" means the one year periods, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant's right to an Award under the Bonus Award Program.

     2.7 "Caraustar" shall have the meaning set forth in Section 1.1.

     2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     2.9 "Committee" shall have the meaning set forth in Section 5.1.

     2.10 "Common Stock" shall have the meaning set forth in Section 3.1.

     2.11 "Company" has the meaning set forth in Section 1.1.

     2.12 "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

     2.13 "Disability" means a disability under the terms of the Caraustar Industries, Inc. Long-Term Disability plan maintained by the Company or any successor plan thereto.

     2.14 "Economic Profit" means a measure of the after-tax operating profit of the Company less a charge for the cost of all debt and equity capital of the Company.

     2.15 "Effective Date" means the date an Award is determined to be effective by the Committee upon its grant of such Award. In the case of Stock Options, the Effective Date shall be the date of grant.

     2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

     2.17 "Incentive Stock Option" shall have the meaning set forth in Section 6.2(b).

     2.18 "Key Employee" has the meaning set forth in Article 4.

     2.19 "Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Bonus Award or a Stock Option Award if, in the Committee's sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of an Award.

     2.20 "Non-Qualified Stock Option" shall have the meaning set forth in
Section 6.2(c).

     2.21 "Operating Profit" shall mean operating income including, in the case of Operating Profit measured on a Company level, equity in income of unconsolidated affiliates.

     2.22 "Option Period" means the one-year periods, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to an Award under the Option Program.

     2.23 "Option Target Award" means, for an Option Period, the target Award amount, expressed as a number of Stock Options, established for each Participant for the Option Period.

     2.24 "Participant" means any Key Employee who for an Option Period has been selected to participate in the Option Program pursuant to Article 7 or 8 or who for a Bonus Period has been selected to participate in the Bonus Program pursuant to Article 9 or 10 or who has been selected for an Award of a Non-Qualified Traditional Stock Option or Restricted Share Rights pursuant to
Article 11.

     2.25 "Performance Criteria" means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for an Option Period or Bonus Period. The Performance Criteria that will be used to establish such Performance Goal(s) shall be limited to the following: Economic Profit, return on net assets, return on shareholders' equity, return on assets, return on capital, earnings per share, net earnings, gross income, earnings, earnings growth, Common Stock price per share and Operating Profit. Where applicable, Performance Criteria will be measured on a Company, division or facility level, as determined by the Committee.

     2.26 "Performance Goal" means, for an Option Period or Bonus Period, the one or more goals established by the Committee for the Option or Bonus Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of an Option Period or Bonus Period, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of an Option Period or Bonus Period would not cause the Awards granted to the Covered Employees for the Option Period or Bonus Period to fail to qualify as "performance-based compensation" under Section 162(m) of the
Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Option Period or Bonus Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and
(c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions and any other circumstances deemed relevant.

     2.27 "Performance Stock Option" shall have the meaning set forth in Section 6.2(a).

     2.28 "Plan" shall have the meaning set forth in Section 1.1.

     2.29 "Related Companies" means any company during any period in which it is a "parent company" (as that term is defined in Section 424(e) of the Code) with respect to the Company, or a "subsidiary corporation" (as that term is defined in Code Section 424(f) of the Code) with respect to Caraustar.

     2.30 "Restricted Share Right" shall have the meaning set forth in Section 6.4.

     2.31 "Restricted Share Right Percentage" shall have the meaning set forth in Section 7.5.

     2.32 "Restricted Stock" means Common Stock subject to the restrictions set forth in Section 6.3 awarded to a Key Employee pursuant to the exercise of a Restricted Stock Right.

     2.33 "Restriction Period" means the period of time beginning on the Effective Date of an Award of Restricted Stock and ending five (5) year(s) after such date, or such other period as the Committee shall determine in its sole discretion.

     2.34 "Retirement" means a termination of employment from the Company on or after attainment of Normal Retirement Age as defined under the Caraustar Industries, Inc. Defined Benefit Pension Plan, or such other termination of employment from the Company after age 55 specifically approved by the Committee, in its sole discretion, as a "Retirement."

     2.35 "Stock Option" means an Award granted to a Key Employee in the form of a Traditional or Performance Stock Option (either Non-Qualified or Incentive) pursuant to Article 7, 8, 9 or 11.

     2.36 "Stock Option Matrix" shall have the meaning set forth in Section 7.4 and Section 8.3.

     2.37 "Stock Option Percentage" shall have the meaning set forth in Section 9.4(c).

     2.38 "Target Ownership Level" for any Participant shall mean the target ownership of shares of Common Stock (Restricted or unrestricted) set by the Committee for such Participant. For purposes of determining a Participant's Target Ownership Level, there shall be counted all shares of Common Stock (restricted or unrestricted) owned by (i) the Participant, the Participant's spouse or dependent children, either directly or indirectly through nominees, including shares held in the Participant's account in the Caraustar Industries, Inc. Employee Savings Plan 401(k) and any IRA account of the Participant and
(ii) any trust over which the Participant has voting control, to the extent such shares were contributed to the trust by the Participant.

     2.39 "Traditional Stock Option" shall have the meaning set forth in Section 6.2(a).

     2.40 "Underlying Shares" shall have the meaning set forth in Section
6.3(a).

                                   ARTICLE 3

                             SHARES SUBJECT TO PLAN

     3.1 Available Shares.

     (a) Shares of stock which may be issued under the Plan shall be authorized and unissued shares of common stock of Caraustar ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be 3,800,000, subject to adjustment as set forth in this Article 3. On the date of each annual Caraustar shareholders meeting during the term of this Plan (other than the 1998 meeting), the number of shares of Common Stock available for issuance under the Plan shall be increased by an amount equal to 6.3% of the net increase in the number of issued and outstanding shares of Common Stock since the previous annual Caraustar shareholders meeting, excluding in each case shares issued pursuant to director or employee benefit plans of the Company (including but not limited to this Plan and the 1993 Plan); provided that in the event the shares available for issuance under this Plan are increased pursuant to this sentence as a result of a share issuance, no adjustment will be made pursuant to Section 3.2 with respect to such share issuance; provided, further, that any reduction in shares outstanding resulting from the receipt by the Company of shares as set forth in Section 3.1(b)(iii) shall not be counted in determining such net increase. In addition, the number of shares of Common Stock available for issuance under the Plan shall be increased by an amount equal to the number of shares covered by Stock Options issued pursuant to Section 9.4.

     (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

          (i) all the shares of Common Stock and shares of Restricted Stock issued directly or as a result of the exercise of Stock Options and Restricted Share Rights (including the shares, if any, withheld for tax withholding requirements) shall be counted.

          (ii) any shares of Common Stock subject to a Stock Option that for any reason is terminated unexercised or expires shall again be available for issuance under the Plan, but shares of Restricted Stock that are forfeited or shares subject to Restricted Share Rights terminated without the issuance of shares shall not again be available for issuance under the Plan.

          (iii) shares of Common Stock received by the Company in connection with the exercise of Stock Options by delivery of other shares of Common Stock, and received in connection with payment of withholding taxes related to Awards under this Plan, shall again be available for issuance under the Plan.

     (c) The maximum number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock.

     (d) The shares of Common Stock available for issuance under the Plan may be newly issued shares, authorized and unissued shares, treasury shares, shares issued and outstanding or shares owned by a Related Company.

     3.2 Adjustment to Shares.

     (a) In General. The provisions of this Subsection 3.2(a) are subject to the limitation contained in Subsection 3.2(b). If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of Caraustar, or through a merger, consolidation, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Section 368(a) of the
Code) or partial or complete liquidation, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock that may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. In event of any other change in the capital structure or in the Common Stock, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate.

     (b) Covered Employees. In no event shall the Award of any Participant who is a Covered Employee be adjusted pursuant to Subsection 3.2(a) to the extent it would cause such Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

                                   ARTICLE 4

                                  ELIGIBILITY

     Participants in the Plan shall be selected by the Committee from the executive officers and other key employees of the Company who occupy responsible managerial or professional positions ("Key Employees"). In making this selection and in determining the form and amount of Awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

                                   ARTICLE 5

                              PLAN ADMINISTRATION

     5.1 Administration of Plan by Committee. The Plan shall be administered by a committee of two or more members of the Board of Directors of Caraustar selected by the Board (the "Committee"), as constituted from time to time.

     5.2 Authority of Committee.

     (a) The Committee shall have the authority, in its sole discretion and from time to time, to:

          (i) designate the Key Employees eligible to participate in the Plan;

          (ii) grant Awards provided in the Plan in such form and amount as the Committee shall determine;

          (iii) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including but not limited to an acceleration of the vesting and lapsing of the restrictions of such Award upon a change in control of the ownership of Caraustar; and

          (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, correct any default, supply any omission and construe any ambiguity in the Plan, accelerate the vesting, exercise or payment of any Award when such action would be in the best interest of the Company and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

     (b) The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. The decisions and determinations of the Committee and its action with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

     (c) No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

     5.3 Section 162(m) of the Code. With regard to all Covered Employees, the Plan shall, for all purposes, be interpreted and construed in accordance with
Section 162(m) of the Code, except as provided in Article 11.

     5.4 Delegation by Committee. Except to the extent prohibited by applicable law or the rules of an applicable stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be resolved by the Committee at any time.

                                   ARTICLE 6

                                FORMS OF AWARDS

     6.1 In General. Awards under the Plan may be in the form of any one or more of the following:

     (a) Traditional Stock Options (either Non-Qualified or Incentive) as described in Section 6.2(a);

     (b) Performance Stock Options (either Non-qualified or Incentive) as described in Section 6.2(a);

     (c) Restricted Stock, as described in Section 6.3;

     (d) Restricted Share Rights, as described in Section 6.4;

     (e) Shares of Common Stock (unrestricted), as described in Section 9.4(a); and

     (f) Cash.

     6.2 Stock Options.

     (a) Traditional and Performance Options. Stock Options may be awarded under the Plan in the form of Traditional Stock Options, Performance Stock Options, or a combination of both. The price at which Common Stock may be purchased upon exercise of a Traditional Stock Option shall be 100% of the closing price at which a share of Common Stock trades on the Effective Date of the Traditional Stock Option Award, or the next preceding trading day if such date was not a trading date, on the primary securities exchange on which the Common Stock is then traded. The price at which Common Stock may be purchased upon exercise of a Performance Stock Option shall be 120% of the closing price at which a share of Common Stock trades on the Effective Date of the Performance Stock Option Award, or the next preceding trading day if such date was not a trading date, on the primary securities exchange on which the Common Stock is then traded.

     (b) Incentive Stock Options. Stock Options may be issued in the form of incentive stock options, intended to qualify as such under the provisions of
Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options"). To the extent that the aggregate fair market value (determined on the date the Stock Option is granted) of shares of Common Stock with respect to which Incentive Stock Options first become exercisable by any Participant in any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Options. The maximum number of shares of Common Stock that may be issued under this Plan by Incentive Stock Options shall be 3,800,000.

     (c) Non-Qualified Stock Options. Stock Options may be issued in the form of non-qualified stock options (Stock Options that are not Incentive Stock Options) ("Non-Qualified Stock Options").

     (d) Terms and Conditions of Stock Options. A Stock Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. All Stock Options shall expire not later than 10 years after the Effective Date of the grant. Stock Options shall not be repriced, i.e., there shall be no grant of a Stock Option(s) to a Participant in exchange for a Participant's agreement to cancellation of a higher-priced Stock Option(s) that was previously granted to such Participant. The Committee may, by way of an award notice or otherwise, establish such other terms, conditions, restrictions, and limitations, if any, of any Award of Stock Options, provided they are not inconsistent with the Plan.

     (e) Exercise. Upon exercise, the option price of a Stock Option may be paid in cash, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option. Subject to Section 15.12, the Committee may permit a Participant to elect to pay the option price upon the exercise of a Stock Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire option price and any tax withholding resulting from such exercise. The Committee may permit a Participant to satisfy any amounts required to be withheld under the applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the shares of Common Stock to be delivered for the payment of such taxes.

     6.3 Restricted Stock.

     (a) In General. Restricted Stock may be issued by the Company as a result of the exercise of a Restricted Share Right upon the purchase of two additional shares of unrestricted Common Stock, as more fully set forth in Section 6.4. The two (2) shares of unrestricted Common Stock purchased by the Participant as a condition precedent to the issuance of a share of Restricted Stock pursuant to a Restricted Share Right shall be the "Underlying Shares" of such share of Restricted Stock; provided that during the Restriction Period of a share of Restricted Stock, the Participant may designate other unrestricted Common Stock held by the Participant as the "Underlying Shares" of such share of Restricted Stock, but only to the extent such unrestricted shares are not then Underlying Shares of any other share of Restricted Stock. The Committee may, at its discretion, require that the certificates representing Underlying Shares be deposited with and held by the Company for the Participant until the restrictions on the related Restricted Stock have lapsed.

     (b) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

          (i) Subject to the provisions of the Plan and such other terms, conditions, restrictions and limitations as the Committee may establish by way of the Restricted Stock Agreement, the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber shares of Restricted Stock during the Restriction Period of the Restricted Stock.

          (ii) Except to the extent otherwise provided in the applicable Restricted Stock Agreement, upon the transfer of any Underlying Shares (if any) of a share of Restricted Stock during an unexpired Restriction Period applicable to such share of Restricted Stock, such share of Restricted Stock shall be forfeited by the holder.

          (iii) Except as provided in the Restricted Stock Agreement and this Plan, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding shares of the Common Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement, dividends payable in Common Stock shall be paid in the form of Restricted Stock on which such dividend was paid, held subject to the same conditions and restrictions of the underlying Performance Restricted Stock.

          (iv) Each Restricted Stock award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

     (c) The Committee may require that the certificates evidencing such shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     (d) Of the 2,200,000 additional shares of common stock authorized at the 2000 annual meeting of shareholders for issuance under the Plan, a maximum of 200,000 of such shares may be issued as Restricted Stock.

     6.4 Restricted Share Rights.

     (a) In General. The Committee may grant to any Participant the right ("Restricted Share Right") to acquire one share of Restricted Stock contingent upon the direct purchase of two shares of unrestricted Common Stock (the "Underlying Shares") by the Participant (either by stock option exercise, including stock options granted under this Plan and the 1993 Plan, or purchase of unrestricted shares of Common Stock for full market value).

     (b) Term and Exercise. Each Restricted Share Right shall be fully exercisable on the date of Effective Date of Award of such Restricted Share Right and may be exercised up until the date five (5) years after the Effective Date of the Award of such Restricted Share Right.

     (c) Restricted Share Right Agreement. The award of any Restricted Share Right shall be evidenced by a written Restricted Share Right Agreement, executed by the Company and the holder of the Restricted Share Rights, stating the number of shares of Restricted Stock that may be purchased pursuant to the Restricted Share Rights, and shall provide for any other terms, restrictions and limitations as the Committee deems appropriate.

                                   ARTICLE 7

                         ORIGINAL STOCK OPTION PROGRAM

     7.1 In General. Awards may be granted to Key Employees in the form of Stock Options pursuant to this Article 7. These Stock Options may be Incentive Stock Options, Non-Qualified Stock Options or a combination of both as determined by the committee in its sole discretion. All Awards under the Plan issued to Covered Employees in the form of Stock Options shall qualify as "performance-based compensation" under Section 162(m) of the Code.

     7.2 Selection of Key Employee Participants. Within the first 90 days of an Option Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall select those Key Employees who will be Participants for such Option Period. However, designation of a Key Employee as a Participant for an Option Period shall not in any manner entitle the Participant to receive an Award of Stock Options for the Option Period. The entitlement of any Participant to payment of a Stock Option Award for such Option Period shall be decided solely in accordance with the provisions of this Article 7 and the Plan. Moreover, designation of a Key Employee as a Participant for a particular Option Period shall not require designation of such Key Employee as a Participant in any subsequent Option Period, and designation of one Key Employee as a Participant shall not require designation of any other Key Employee as a Participant in such Option Period or in any other Option Period.

     7.3 Calculation of Option Target Award. Within the first 90 days of an Option Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall calculate the Participant's Option Target Award for the Option Period then beginning.

     7.4 Procedure for Determining Awards. Within the first 90 days of an Option Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall establish in writing for such Option
Period:

     (a) The specific Performance Criteria that will be used to establish the Performance Goal(s) for such Option Period and the kind(s) and level(s) of such Performance Goal(s), and

     (b) Stock Option Matrix detailing the number and combination of Traditional Stock Options and Performance Stock Options to be awarded to the Participant upon the attainment of the Performance Goal(s).

     7.5 Election of Payment in Restricted Share Rights. Each Participant in the Stock Option Plan shall have the right to elect to receive up to fifty percent (50%) of the value of such Participant's Stock Option Award in Restricted Share Rights in lieu of Stock Options, up to a maximum of Restricted Share Rights covering that number of Common Stock with a fair market value on date of grant of $400,000. Such election must be made by written notice to the Company within the first ninety (90) days of the calendar year in which such Stock Option Award is granted, or such earlier date determined by the Committee in its discretion. Such notice shall set forth the percentage (rounded to the nearest ten percent (10%)) of the Participant's Stock Option Award the Participant elects to receive in Restricted Share Rights ("Restricted Share Right Percentage"), and such notice shall be binding on the Participant and shall not be revocable after the date given.

     7.6 Option Program Awards.

     (a) Condition to Receipt of Awards. A Participant must be employed by the Company on the last day of an Option Period to be eligible for an Award with respect to such Option Period.

     (b) Limitation. A Participant shall be eligible to receive Stock Options for an Option Period only if the Stock Option Matrix for such Option Period as applied against such Performance Goals for such Option Period determines that Stock Options have been earned by that Participant.

     (c) Certification. Following the completion of an Option Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Option Period have been achieved and, based upon application of the Performance Matrix to the Performance Goals and a Participant's Option Target Award for such Option Period, also shall calculate and certify in writing for each Participant what number of Traditional Options and Performance Options have been earned for the Option Period and which of such Stock Options are Incentive Stock Options and which are Non-Qualified Stock Options.

     (d) Negative Discretion. In determining the size of an individual Award to be paid for an Option Period, the Committee may, through the use of Negative Discretion, reduce or eliminate the number of Stock

Options earned under the Stock Option Matrix for the Option Period if, in its sole discretion, such reduction or elimination is appropriate.

     (e) Timing of Award Payments. The Performance Awards granted by the Committee for an Option Period shall be paid to Participants on or reasonably soon after the certification set forth in Section 7.6(c).

     (f) Payment in Restricted Share Rights and Options. If a Participant has elected (pursuant to Section 7.5) to receive a portion of a Stock Option Award in Restricted Share Rights (in lieu of Stock Options) such Restricted Share Rights shall be granted as follows. The Award for an Option Period (as determined by the certification process set forth in Section 7.6(c), whether paid in Traditional Stock Options or Performance Stock Options, Incentive Stock Options or Non-Qualified Stock Options), shall be converted into a cash value using the Black-Scholes option pricing method, with such calculation being done as of the Effective Date of the Stock Option Award. The Participant shall be granted a number of Restricted Share Rights equal to the quotient of (a) the product of (i) the Restricted Share Right Percentage multiplied by (ii) the cash value of the Stock Option Award so determined, divided by (b) the closing price at which Common Stock trades on the Effective Date of the Stock Option Award, or the next preceding trading day if such date was not a trading date, on the primary securities exchange or quotation system on which the Common Stock is then traded (such quotient to be rounded to the nearest whole). The remainder of the Award shall be paid in Stock Options as determined pursuant to Section 7.6(c).

     7.7 Maximum Award Stock Options Per Year Per Participant. Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares of Common Stock for which Stock Options may be granted under this Article 7 and Article 8, cumulatively, to any Participant in any calendar year is 100,000.

                                   ARTICLE 8

                            NEW STOCK OPTION PROGRAM

     8.1 In General. Awards may be granted to Key Employees in the form of Stock Options pursuant to this Article 8. These Stock Options may be Incentive Stock Options, Non-Qualified Stock Options or a combination of both as determined by the Committee in its sole discretion. All Awards under the Plan issued to Covered Employees in the form of Stock Options shall qualify as "performance-based compensation" under Section 162(m) of the Code.

     8.2 Selection of Key Employee Participants. The Committee shall select those Key Employees who will be Participants for such Option Period. However, designation of a Key Employee as a Participant for an Option Period shall not in any manner entitle the Participant to receive an Award of Stock Options for the Option Period. The entitlement of any Participant to payment of a Stock Option Award for such Option Period shall be decided solely in accordance with the provisions of this Article 8 and the Plan. Moreover, designation of a Key Employee as a Participant for a particular Option Period shall not require designation of such Key Employee as a Participant in any subsequent Option Period, and designation of one Key Employee as a Participant shall not require designation of any other Key Employee as a Participant in such Option Period or in any other Option Period.

     8.3 Calculation of Option Target Award.  The Committee shall establish:

     (a) The Participant's Option Target Award for the Option Period then beginning;

     (b) The specific Performance Criteria that will be used to establish the Performance Goal(s) for such Option Period and the kind(s) and level(s) of such Performance Goal(s), and

     (c) Stock Option Matrix detailing the number and type of Stock Options to be awarded to the Participant upon the attainment of the Performance Goal(s).

     8.4 Option Program Awards.

     (a) Condition to Receipt of Awards. A Participant must be employed by the Company on the last day of an Option Period to be eligible for an Award with respect to such Option Period.

     (b) Limitation. A Participant shall be eligible to receive Stock Options for an Option Period only if the Stock Option Matrix for such Option Period as applied against such Performance Goals for such Option Period determines that Stock Options have been earned by that Participant.

     (c) Negative Discretion. In determining the size of an individual Award to be paid for an Option Period, the Committee may, through the use of Negative Discretion, reduce or eliminate the number of Stock Options earned under the Stock Option Matrix for the Option Period if, in its sole discretion, such reduction or elimination is appropriate.

     (d) Timing of Award Payments. The Performance Awards granted by the Committee for an Option Period shall be paid to Participants as determined by the Committee.

     8.5 Maximum Award Stock Options Per Year Per Participant. Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares of Common Stock for which Stock Options may be granted under Article 7 and Article 8, cumulatively, to any Participant in any calendar year is 100,000.

                                   ARTICLE 9

                          ORIGINAL BONUS AWARD PROGRAM

     9.1 Eligibility. Within the first 90 days of a Bonus Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall select those Key Employees who will be Participants for such Bonus Period. However, designation of a Key Employee as a Participant for a Bonus Period shall not in any manner entitle the Participant to receive a Bonus Award for the Bonus Period. The entitlement of any Participant to payment of a Bonus Award for such Bonus Period shall be decided solely in accordance with the provisions of this Article 9. Moreover, designation of a Key Employee as a Participant for a particular Bonus Period shall not require designation of such Key Employee as a Participant in any subsequent Bonus Period, and designation of one Key Employee as a Participant shall not require designation of any other Key Employee as a Participant in such Bonus Period or in any other Bonus Period. All of the Bonus Awards issued under the Bonus Award Program to Covered Employees are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

     9.2 Calculation of Base Salary. Within the first 90 days of a Bonus Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall calculate the Participant's Base Salary for the Bonus Period then beginning. The Base Salary for any Bonus Period shall be the Participant's base salary as of the date the Performance Goal(s) for such Bonus Period is set by the Committee. Once the Base Salary is determined for any Bonus Period, the Base Salary will not change for that Bonus Period.

     9.3 Procedure for Determining Awards. Within the first 90 days of a Bonus Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall establish in writing for such Bonus Period:

     (a) the specific Performance Criteria that will be used to establish the Performance Goal(s) for such Bonus Period and the kind(s) and level(s) of such Performance Goal(s); and a Bonus Matrix detailing the Bonus Award for each Participant if such Performance Goals are attained. The amount of a Participant's Bonus Award will be calculated from the Bonus Formula for the Bonus Period, which Bonus Formula shall be the product of the Participant's Base Salary and the percentage derived from the Bonus Matrix.

     9.4 Form of Payment of Bonus Award. The form of Bonus Awards shall be determined as follows:

     (a) Unrestricted Shares. In the event on the Effective Date of the Bonus Award the ownership of Common Stock by (i) the Participant, the Participant's spouse and dependent children, either directly or indirectly through nominees, including shares held in such Participant's account in the Caraustar Industries, Inc. Employee Savings Plan (401(k)) and any IRA account of the Participant and (ii) any trust over which the Participant has voting power, to the extent such shares were contributed to the trust by the Participant, is less than the Participant's Target Ownership Level (if applicable to such Participant), then a portion of the Participant's Bonus Award shall be paid in shares of Common Stock, with such number of Common Stock shares equal to the quotient of (a) thirty-percent (30%) of the Participant's Bonus Award divided by (b) the price at which a share of Common Stock trades on the Effective Date of the Bonus Award, or the next preceding date if such date was not a trading date, on the primary securities exchange system on which the Common Stock is then traded (with such quotient being rounded by the nearest whole); provided that such Participant's Bonus Award shall be paid in shares of Common Stock hereunder only up to the point such Participant reaches his or her Target Ownership Level.

     (b) Election of Payment in Non-Qualified Traditional Stock Options. Each Participant in the Plan shall have the right to elect to receive up to fifty percent (50%) of the Participant's Bonus Award (after application of Section 9.4(a)) in fully vested Non-Qualified Traditional Stock Options in lieu of cash. Such election must be made by written notice to the Company within the first ninety (90) days of the Bonus Period to which such Award relates. Such notice shall set forth the percentage (rounded to the nearest ten percent (10%)) of the Participant's Bonus Award the Participant elects to receive in fully vested Non-Qualified Traditional Stock Options ("Stock Option Percentage"), and such notice shall be binding on the Participant and shall not be revocable after the date given.

     (c) Payment in Stock Options. Bonus Awards for a Bonus Period elected by a Participant to be paid in fully vested Non-Qualified Traditional Stock Options shall be paid as follows. The Stock Option Percentage of a Participant's cash Bonus Award for a Bonus Period (as determined by the certification process set forth in Section 9.5(c) and after application of Section 9.4(a)), shall be converted into a number of fully vested Non-Qualified Traditional Stock using the Black-Scholes option pricing method, with such calculation being done as of the Effective Date of the Bonus Award. The Participant shall be paid that number of fully vested Non-Qualified Traditional Stock Options.

     (d) Cash. The portion of a Participant's Bonus Award not paid in shares of Common Stock pursuant to Section 9.4(a) or paid in Stock Options pursuant to
Section 9.4(c) shall be paid in cash.

     9.5 Payment of Awards.

     (a) Condition to Receipt of Awards. Except as provided in Section 9.6, a Participant must be employed by the Company on the last day of a Bonus Period to be eligible for a Bonus Award for such Bonus Period.

     (b) Limitation. A Participant shall be eligible to receive Bonus Award for a Bonus Period only if the Bonus Matrix for such Bonus Period determines that all or some portion of the Bonus Award has been earned by that Participant for the Bonus Period.

     (c) Certification. Following the completion of a Bonus Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Bonus Period have been achieved and, based upon application of the Bonus Matrix to the Performance Goals for such Bonus Period and application of the Bonus Formula, also shall calculate and certify in writing for each Participant the Bonus Award earned for the Bonus Period.

     (d) Negative Discretion. In determining the size of an individual Bonus Award to be paid for a Bonus Period, the Committee may, through the use of Negative Discretion, reduce or eliminate the amount of the Bonus Award earned under the Bonus Matrix (after application of the Bonus Formula) for the Bonus Period if, in its sole discretion, such reduction or elimination is appropriate.

     (e) Timing of Award Payments. The Bonus Awards granted by the Committee for a Bonus Period shall be paid to Participants reasonably soon after the certifications set forth in Section 9.5(c).

     9.6 Termination of Employment During Bonus Period. In the event the employment of a Participant in a Bonus Period terminates because of death, Disability or Retirement prior to the last day of a Bonus Period, the Participant shall receive, if Awards are payable for such Bonus Period, a pro rata Bonus Award. The amount of the pro rata Bonus Award shall be determined by multiplying the Bonus Award the Participant would have otherwise been paid if he or she had been a Participant for the full Bonus Period by a fraction, the numerator of which is the number of full months he or she was a Participant during such Bonus Period and the denominator of which is twelve (12). For purposes of this calculation, a partial month of participation shall: (1) be treated as a full month of participation to the extent a Participant is a Participant in the Bonus Period for 15 or more days of such month; and (2) not be taken into consideration to the extent the Participant is a Participant in the Bonus Period for less than 15 days of such month. Such pro rata Bonus Award shall be paid in the form of cash. In the event of Disability or Retirement, the pro rata Bonus Award shall be paid directly to the Participant and, in the event of death, to the Participant's estate. In the event a Participant's employment terminates for any reason other than death, Disability or Retirement, such Participant shall have no right to any Bonus Award for the Bonus Period in which such Participant's employment is terminated.

     9.7 Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the maximum Bonus Award payable pursuant to Article 9 or
Article 10, cumulatively, to any Participant in any calendar year is $1,000,000.

                                   ARTICLE 10

                            NEW BONUS AWARD PROGRAM

     10.1 Eligibility. Within the first 90 days of a Bonus Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall select those Key Employees who will be Participants for such Bonus Period. However, designation of a Key Employee as a Participant for a Bonus Period shall not in any manner entitle the Participant to receive a Bonus Award for the Bonus Period. The entitlement of any Participant to payment of a Bonus Award for such Bonus Period shall be decided solely in accordance with the provisions of this Article 10. Moreover, designation of a Key Employee as a Participant for a particular Bonus Period shall not require designation of such Key Employee as a Participant in any subsequent Bonus Period, and designation of one Key Employee as a Participant shall not require designation of any other Key Employee as a Participant in such Bonus Period or in any other Bonus Period. All of the Bonus Awards issued under the Bonus Award Program to Covered Employees are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

     10.2 Calculation of Base Salary. Within the first 90 days of a Bonus Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall calculate the Participant's Base Salary for the Bonus Period then beginning. The Base Salary for any Bonus Period shall be the Participant's base salary as of the date the Performance Goal(s) for such Bonus Period is set by the Committee. Once the Base Salary is determined for any Bonus Period, the Base Salary will not change for that Bonus Period.

     10.3 Procedure for Determining Awards. Within the first 90 days of a Bonus Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall establish in writing for such Bonus Period: the specific Performance Criteria that will be used to establish the Performance Goal(s) for such Bonus Period and the kind(s) and level(s) of such Performance Goal(s); and a Bonus Matrix detailing the Bonus Award for each Participant if such Performance Goals are attained. The amount of a Participant's Bonus Award will be calculated from the Bonus Formula for the Bonus Period, which Bonus Formula shall be the product of the Participant's Base Salary and the percentage derived from the Bonus Matrix.

     10.4 Payment of Awards.

     (a) Condition to Receipt of Awards. Except as provided in Section 10.6, a Participant must be employed by the Company on the last day of a Bonus Period to be eligible for a Bonus Award for such Bonus Period.

     (b) Limitation. A Participant shall be eligible to receive Bonus Award for a Bonus Period only if the Bonus Matrix for such Bonus Period determines that all or some portion of the Bonus Award has been earned by that Participant for the Bonus Period.

     (c) Certification. Following the completion of a Bonus Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Bonus Period have been achieved and, based upon application of the Bonus Matrix to the Performance Goals for such Bonus Period and application of the Bonus Formula, also shall calculate and certify in writing for each Participant the Bonus Award earned for the Bonus Period.

     (d) Negative Discretion. In determining the size of an individual Bonus Award to be paid for a Bonus Period, the Committee may, through the use of Negative Discretion, reduce or eliminate the amount of the Bonus Award earned under the Bonus Matrix (after application of the Bonus Formula) for the Bonus Period if, in its sole discretion, such reduction or elimination is appropriate.

     (e) Method and Timing of Award Payments. The Bonus Awards granted by the Committee for a Bonus Period shall be paid to Participants in cash as determined by the Committee.

     10.5 Termination of Employment During Bonus Period. In the event the employment of a Participant in a Bonus Period terminates because of death, Disability or Retirement prior to the last day of a Bonus Period, the Participant shall receive, if Awards are payable for such Bonus Period, a pro rata Bonus Award. The amount of the pro rata Bonus Award shall be determined by multiplying the Bonus Award the Participant would have otherwise been paid if he or she had been a Participant for the full Bonus Period by a fraction, the numerator of which is the number of full months he or she was a Participant during such Bonus Period and the denominator of which is twelve (12). For purposes of this calculation, a partial month of participation shall: (1) be treated as a full month of participation to the extent a Participant is a Participant in the Bonus Period for 15 or more days of such month; and (2) not be taken into consideration to the extent the Participant is a Participant in the Bonus Period for less than 15 days of such month. Such pro rata Bonus Award shall be paid in the form of cash. In the event of Disability or Retirement, the pro rata Bonus Award shall be paid directly to the Participant and, in the event of death, to the Participant's estate. In the event a Participant's employment terminates for any reason other than death, Disability or Retirement, such Participant shall have no right to any Bonus Award for the Bonus Period in which such Participant's employment is terminated.

     10.6 Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the maximum Bonus Award payable to any Participant pursuant to Article 9 or Article 10, cumulatively, in any calendar year is $1,000,000.

                                   ARTICLE 11

                    STOCK OPTION AND RESTRICTED STOCK GRANTS

     The Committee shall have the right to grant Awards of Non-Qualified Stock Options and Incentive Stock Options to a Key Employee as determined in the Committee's discretion, which Awards will not be made under the Stock Option Program or Bonus Award Program. The Committee shall also have the right to grant Awards of Restricted Share Rights as determined in the Committee's discretion, which Awards will not be made under the Stock Option Program, and such grants of Restricted Share Rights may not qualify as "performance-based compensation" under Section 162(m) of the Code. Notwithstanding any provision to the contrary, the maximum number of shares of Common Stock for which Stock Options may be granted to any Participant in any calendar year under this Article 11 is 10,000.

                                   ARTICLE 12

                    TERMINATION OF EMPLOYMENT OF PARTICIPANT

     12.1 Termination Because of Death or Disability. If a Key Employee's employment with the Company terminates because of death or Disability, then issued and outstanding Stock Options, Restricted Share Rights and shares of Restricted Stock awarded to such Participant pursuant to this Plan (whether or not then held by the Participant) shall be treated as follows:

     (a) Restricted Stock. To the extent permitted under Rule 16b-3, in the event of the termination of employment of a Participant because of death or Disability, the unexpired Restriction Period(s) of outstanding Restricted Stock awarded to such Participant shall lapse and such Restricted Stock shall become unrestricted Common Stock.

     (b) Stock Options. To the extent permitted under Rule 16b-3, on the date of a Participant's termination of employment with the Company because of death or Disability, all of the unexercised and outstanding Stock Options awarded to the Participant under this Plan shall become fully vested and exercisable, and shall remain exercisable for a period of up to one year after the date of such Participant's termination (but in no event beyond the original expiration date of such Stock Option), but otherwise shall be subject to all other restrictions and limitations of such Stock Option.

     (c) Restricted Share Rights. To the extent permitted under Rule 16b-3, on the date of a Participant's termination of employment with the Company because of death or Disability, all of the unexercised and outstanding Restricted Share Rights awarded to the Participant under this Plan shall remain exercisable for a period of up to one year after the date of such Participant's termination (but in no event beyond the original expiration date of such Restricted Share Rights), provided that such Restricted Share Right shall be exercisable for Shares of unrestricted Common Stock instead of shares of Restricted Stock.

     12.2 Termination Because of Retirement. If a Key Employee's employment with the Company terminates because of Retirement, then issued and outstanding Stock Options, Restricted Share Rights and shares of Restricted Stock awarded to such Participant pursuant to this Plan (whether or not then held by the Participant) shall be treated as follows:

     (a) Restricted Stock. To the extent permitted by Rule 16b-3, in the event of the termination of employment of a Participant because of Retirement, the outstanding shares of Restricted Stock awarded to a Participant shall remain outstanding and the terms of such Restricted Stock shall not be affected by such termination of employment by Retirement; provided that in the event of the Participant's death subsequent to such Retirement, upon the Participant's death, the unexpired Restriction Period(s) of then outstanding Restricted Stock awarded to such Participant shall lapse and such Restricted Stock shall become unrestricted Common Stock.

     (b) Stock Options. To the extent permitted under Rule 16b-3, on the date of a Participant's termination of employment with the Company because of Retirement, the unexercised and outstanding Stock Options awarded to the Participant shall remain outstanding and the terms of such Stock Options shall not be affected by such termination of employment by Retirement; provided that in the event of the Participant's death subsequent to such Retirement, all of the unexercised and outstanding Stock Options awarded to the Participant under this Plan shall become fully vested and exercisable, and shall remain exercisable for a period of up to one year after the date of such Participant's death (but in no event beyond the original expiration date of such Stock Option), but otherwise shall be subject to all other restrictions and limitations of such Stock Option. Incentive Stock Options awarded to a Participant and not exercised within ninety (90) days of the termination of a Participant's employment because of Retirement will, to the extent required by law, become Non-Qualified Stock Options.

     (c) Restricted Share Rights. To the extent permitted under Rule 16b-3, on the date of a Participant's termination of employment with the Company because of Retirement, all of the unexercised Restricted Share Rights awarded to the Participant under this Plan shall remain outstanding and the terms of such Restricted Share Rights shall not be affected by such termination of employment by Retirement; provided that in the event of the Participant's death subsequent to such Retirement, all of the unexercised and outstanding Restricted Share Rights awarded to the Participant under this Plan shall remain exercisable for a period of up to one year after the date of such Participant's death (but in no event beyond the original expiration date of such Restricted Share Rights) and that such Restricted Share Right shall be exercisable for shares of unrestricted Common Stock instead of shares of Restricted Stock.

     12.3 Termination for any Reason Other Than Death, Disability or
Retirement. Upon the termination of Participant's employment by reason other than death, Disability or Retirement, issued and outstanding Stock Options, Shares of Restricted Stock and Stock Rights awarded to a Participant (whether or not then held by the Participant) shall be treated as follows:

     (a) Restricted Stock. Upon a Participant's termination of employment during an unexpired Restriction Period for any reason other than death, Disability or Retirement, all outstanding shares of Restricted Stock awarded to such Participant still subject to such unexpired Restriction Period shall be forfeited by the holder.

     (b) Stock Options. If a Participant's employment with the Company terminates for any reason other than death, Disability or Retirement, all of the unexercised and outstanding Stock Options awarded to such Participant shall remain exercisable for a period of up to 90 days after the Participant's termination (but not beyond the original expiration date of such Stock Options) to the same extent as they were exercisable on the date of Participant's termination. The remaining portion of the Stock Option shall be forfeited by the holder.

     (c) Restricted Share Rights. If a Participant's employment with the Company terminates for any reason other than death, Disability or Retirement, all of the unexercised Restricted Share Rights awarded to the Participant under this Plan shall terminate and shall be forfeited by such Participant.

                                   ARTICLE 13

                        DIVIDEND AND DIVIDEND EQUIVALENT

     If an Award is granted in the form of a Restricted Share Right, Stock Option, shares of Restricted Stock or Common Stock, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award's payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments) and at such time(s) as the Committee shall determine. All dividends or dividend equivalents that are not paid currently may, at the Committee's discretion, accrue interest or be reinvested into additional shares of Common Stock. The total number of shares available for grant under Section 3.1 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock.

                                   ARTICLE 14

                               DEFERRAL OF AWARDS

     At the discretion of the Committee, payment of any Award, dividend, or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee and, with respect to those deferred Awards denominated in the form of Common Stock, with dividends or dividend equivalents.

                                   ARTICLE 15

                                 MISCELLANEOUS

     15.1 Transferability. Except as provided in Section 15.2, any Award under the Plan will be non-transferable and, accordingly, shall not be assignable, alienable, salable or otherwise transferable by the holder; provided that:

     (a) Awards may be transferred by a Participant by will or the laws of descent and distribution;

     (b) Awards other than Incentive Stock Options may be transferred by a Participant pursuant to a qualified domestic relations order, to the extent permitted by the Committee, either at the time of grant or subsequently; and

     (c) Awards other than Incentive Stock Options may be transferred to a Participant by gift or other transfer to, either (i) a trust in which the Participant or such person's spouse, or other immediate family member, or entity owned by such a person, has an exclusive interest, or (ii) the Participant's spouse, or other immediate family member, in the case of (i) and (ii) above, to the extent permitted by the Committee, either at time of grant or subsequently.

     15.2 Third Party Exercises. In the event a Participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of the respective Participant with respect to any outstanding grants held by the Participant subsequent to such termination of employment. If permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any distributions under the Plan upon the death of the Participant.

     15.3 Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company shares of Common Stock having a fair-market value (as determined by the Committee) equal to the amount of such required withholding taxes.

     15.4 Amendments to Awards. The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent.

     15.5 Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing any Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agent which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed and (iii) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

     15.6 No Right to Continued Employment or Grants. Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Caraustar, or, in the case of employment with a Related Company, the Related Company, reserves the right to terminate any Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant or to be granted an Award.

     15.7 Amendment/Termination. The Committee may suspend or terminate the Plan at any time with or without prior notice. In addition, the Committee may, from time to time and with or without prior notice, amend the Plan in any manner, but may not without shareholder approval adopt any amendment that would require the vote of the shareholders of Caraustar pursuant to Section 16 of the Exchange Act or Section 162(m) of the Code, but only insofar as such amendment affects Covered Employees.

     15.8 Non-Uniform Determinations. Under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     15.9 Leave of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine
(i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any Participant who takes such leave of absence.

     15.10 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, except as superseded by applicable federal law.

     15.11 No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

     15.12 Section 16 of the Exchange Act. In order to avoid any Exchange Act violations, the Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant's ability to exercise Awards under any broker or third-party assisted exercise program.

     15.13 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, Caraustar and its Related Companies and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

     15.14 Compliance with Section 162(m). If any provision of the Plan would cause the Awards, other than an Award of Restricted Share Rights pursuant to
Article 10, granted to a Covered Person not to qualify as "performance-based compensation" under Section 162(m) of the Code, that provision, insofar as it pertains to the Covered Person, shall be severed from, and shall be deemed not to be a part of this Plan, but the other provisions hereof shall remain in full force and effect.

     15.15 Other Benefits. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect, provided however that any Bonus Award paid in cash shall be considered compensation for purposes of the Caraustar Industries, Inc. Defined Benefit Pension Plan.

                                   APPENDIX B

                           CARAUSTAR INDUSTRIES, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

                                       I.

                                    PURPOSE

     The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors of Caraustar Industries, Inc., (the "Corporation") in fulfilling its oversight responsibilities by reviewing (a) the financial reports and other financial information provided by the Corporation to any governmental body or the public, (b) the Corporation's systems of internal controls regarding finance and accounting, and (c) the Corporation's accounting, auditing, and financial reporting processes generally. The Committee's primary responsibilities are to:

     - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     - Review and appraise the audit performance of the Corporation's independent accountants.

     - Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

     While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. That is the responsibility of management and the independent accountants. Nor is it the duty of the Committee to conduct investigations, to resolve any disagreements between management and the independent accountants or to assure compliance with laws and regulations. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including the evaluation of auditor independence.

     The independent accountants of the Company are ultimately accountable to the Board of Directors (as assisted by the Committee). The Board of Directors, with the assistance of the Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in the proxy statement).

                                      II.

                                  COMPOSITION

     The Committee shall be comprised of three or more directors as appointed by the Board, each of whom shall be an independent director, free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or outside consultant parties.

     Unless a Chairman of the Committee is appointed by the Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

                                      III.

                                    MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend any meeting and provide information or advice as needed. As part of its responsibility to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believes should be discussed privately.

                                      IV.

                                   ACTIVITIES

     To fulfill its responsibilities and duties the Committee shall:

  Review of Documents and Reports; Audit Committee Report

     1. Review this Charter at least annually and recommend its revision by the Board, as conditions require.

     2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion, or review by the independent accountants.

     3. Review with management and the independent accountants the Corporation's quarterly financial statements prior to the release of earnings, and also review if and to the extent review is required the Form 10-Q prior to its filing. The Chairman of the Committee may represent the entire Committee for this purpose.

     4. Have the authority to retain special legal, accounting or other consultants to advise the Committee, and otherwise to seek information or advice in any manner it deems appropriate.

     5. Provide a report or any other disclosures required of the Committee to be included in each proxy statement of the Company. Such report shall include the name of each Committee member and shall:

          a. State whether the Committee has reviewed and discussed the audited financial statements with management;

          b. Represent that the Committee has discussed the conduct of the audit with the independent auditors;

          c. Represent that the Committee has received the written disclosures and the letter from the independent accountants required by Standard No. 1 of the Independence Standards Board;

          d. State whether, based on a review of the audited financial statements and discussions with the independent auditors, the Committee recommended that the financial statements be included in the annual report for filing with the Securities and Exchange Commission; and

          e. Include any other disclosures deemed necessary or advisable by the Committee.

  Independent Accountants

     6. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness, and approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent accountants therefor.

     7. Review and discuss at least annually with the accountants all significant relationships the accountants have with the Corporation and others that may affect the accountants' independence.

     8. Review the performance of the independent accountants, and recommend to the Board any proposed change with respect to the independent accountants if and when circumstances warrant.

     9. Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the Corporation's financial statements.

     10. Review non-audit services, including information technology consulting services relating to financial information systems design and implementation and other non-audit services that have been provided by the auditors and the fees therefor and consider the effect of providing such services on the independence of the auditors (it being understood that the Committee will rely on the accuracy of the information provided by the auditors as to the services provided and the fees paid and will rely on the representations of management in connection with such consideration).

  Financial Reporting Processes

     11. In consultation with the independent accountants, review the integrity and adequacy of the Corporation's financial reporting processes, both internal and external.

     12. Discuss with the independent accountants their judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     13. Consider and review with the independent accountants any significant findings and recommendations of those accountants, together with management's responses thereto.

     14. Consider, and approve if appropriate, any major changes to the Corporation's auditing and accounting principles and practices suggested by the independent accountants or management.

  Process Improvement

     15. Facilitate the reporting to the Committee by both management and the independent accountants of any significant judgments made in management's preparation of the financial statements and the view of both management and the accountants as to appropriateness of such judgments.

     16. After completion of the annual audit, review separately with both management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     17. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

     18. Review with the independent accountants and management the extent to which any changes or improvements in financial or accounting practices that have been approved by the Committee have been implemented.

                                       V.

                                 MISCELLANEOUS

     19. At each meeting of the Board of Directors, report any Committee activities since the last directors' meeting and make such recommendations as the Committee deems appropriate.

     20. Approve any letter to be included in the Corporation's annual report or proxy statement that describes the Committee's composition and responsibilities and how they were discharged.

     21. Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law that the Committee or the Board may deem necessary or appropriate.

                                (CARAUSTAR LOGO)

REVOCABLE                    CARAUSTAR INDUSTRIES, INC.
APPOINTMENT                ANNUAL MEETING OF SHAREHOLDERS
OF PROXY                     to be held on May 10, 2001

  THIS APPOINTMENT OF PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Russell M. Robinson, II and Thomas V. Brown as Proxies with full power of substitution to act and vote for and on behalf of the undersigned, as designated below, all the common shares of Caraustar Industries, Inc. (the "Company") held of record by the undersigned on March 22, 2001, at the annual meeting of shareholders to be held at the Caraustar corporate headquarters, 3100 Joe Jerkins Boulevard, Austell, Georgia on May 10, 2001 or any adjournment thereof.

THE PROXIES WILL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN AND FOR THE PROPOSALS UNLESS THE SHAREHOLDER DIRECTS OTHERWISE, IN WHICH CASE THE PROXIES WILL VOTE AS DIRECTED.

                     (Continued and to be dated and signed on the reverse side.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.


1.  ELECTION OF THREE          FOR all nominees listed below             [ ]     WITHHOLD AUTHORITY to vote     [ ]
    CLASS III DIRECTORS        (except as marked to the contrary below)          for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)
Robert J. Clanin; James H. Hance, Jr.; James E. Rogers

2.  PROPOSAL TO AMEND THE COMPANY'S 1998 KEY EMPLOYEES INCENTIVE         4.  In their discretion, the Proxies are authorized to
    COMPENSATION PLAN                                                        vote upon such other business as may properly come
    FOR  [ ]   AGAINST  [ ]   ABSTAIN  [ ]                                   before the meeting.

3.  PROPOSAL TO RATIFY THE BOARD OF DIRECTOR'S SELECTION OF
    ARTHUR ANDERSEN LLP as the Company's independent public accountants.
    FOR  [ ]   AGAINST  [ ]   ABSTAIN  [ ]


                                    The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement and revokes all Appointments of Proxy heretofore given by the undersigned.

                                    Please sign exactly as name appears below.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    DATED:                                , 2001
                                          --------------------------------

                                    --------------------------------------------
                                    Signature

                                    -------------------------------------------
                                    Signature if held jointly

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                  USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.